As filed with the SEC on May 17, 1999      SEC Registration No. 333-70663

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                  AMENDMENT NO. 4
                                    TO FORM SB-2

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 CDBEAT.COM, INC
                        Formerly Known As SMD GROUP, INC.
               (Exact name of registrant as specified in charter)

  Delaware                                  5735                    06-1529524
(State or other jurisdiction       (Primary StandardIndustrial     (IRS Employer
 of incorporation or organization)  Classification Code Number)  Identification
                                                                         Number)

                          444 Bedford Street, Suite 8s
                           Stamford, Connecticut 06901
                                 (203) 602-9994
                  (Address and telephone number of registrant's
          principal executive offices and principal place of business)

                                  Joel Arberman
                                    President
                                CDBEAT.COM, INC.
                          444 Bedford Street, Suite 8s
                           Stamford, Connecticut 06901
                                 (203) 602-9994
                 (Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If delivery of the prospectus is expected to be made pursuant to Rule 434,please check the following box. [__]

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





                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
Title of class of               Proposed maximum        Amount of
securities to be                aggregate offering      Registration Fee
registered                      price  (1)
-------------------------------------------------------------------------------
Common Stock,
Par value $0.001
per share                          $10,000,000             $2,780
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 (o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


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


                    SUBJECT TO COMPLETION, DATED MAY 14, 1999

                                  CDBEAT.COM, INC.

                        4,000,000 shares of common stock
                  The purchase price for our shares is $2.50.

We are selling 3,521,000 shares of our common stock. Some of our stockholders are selling an additional 479,000 shares concurrently, which represents 11.98% of the shares being offered. We have fixed the price of the stock we are selling in this offering, however, our selling stockholders may offer their shares at a lower price.

We will sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares in a direct participation offering and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell and no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. The offering will remain open until June 30, 2000, unless we decide to cease selling efforts prior to this date.

This is our public offering, and no public market exists for our shares. We hope to have prices for our shares quoted on the bulletin board maintained by the National Association of Securities Dealers, Inc. after we complete our offering.

Our proposed trading symbol for the over the counter bulletin board is CDBT.

This is a risky investment. We have described these risks under the caption "Risk factors" beginning on page 6.

                                                      Per Share       Total
                                                      ---------       -----
Public Offering Price                                   $2.50       $8,802,500
Underwriting Discounts and Commissions                    None        None
Proceeds to us                                          $2.50       $8,802,500

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    The date of this prospectus is May 17, 1999

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

                                 TABLE OF CONTENTS



Our Company....................................................................5


SUMMARY........................................................................5


RISK FACTORS...................................................................7


MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.......................15


YEAR 2000 READINESS DISCLOSURE................................................16


Use of Proceeds...............................................................18


Dilution......................................................................20


Business......................................................................20


SELLING SECURITYHOLDERS.......................................................35


DESCRIPTION OF CAPITAL STOCK..................................................37


SHARES ELIGIBLE FOR FUTURE SALE...............................................39


MANAGEMENT....................................................................40


RELATED PARTY TRANSACTIONS....................................................43


PRINCIPAL SHAREHOLDERS........................................................43


THE OFFERING..................................................................43


Special Note Regarding Forward-Looking Statements.............................45


LEGAL PROCEEDINGS.............................................................45


LEGAL MATTERS.................................................................45


FINANCIAL STATEMENTS..........................................................45




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





                                    Our Company

      CDbeat.com develops software to provide people connected to the Internet with real-time music content while they listen to music CDs. The software and service offers a high level of interaction with our users, which provides us with the ability to seamlessly customize content for them.

      The interactivity we offer is expected to attract many people to use our software and retain them for long periods of time.

      The CDbeat.com software and service is offered for free to Internet users who register with us. On June 15, 1999, we intend to launch our software and service from our web site located at www.cdbeat.com.

                                      SUMMARY

We are selling 3,521,000 shares of our common stock. Some of our stockholders are selling an additional 479,000 shares concurrently, which represents 11.98% of the shares being offered. We have fixed the price of the stock we are selling in this offering, however, our selling stockholders may offer their shares at a lower price.

      Our principal executive offices are located 444 Bedford Street, Stamford, Connecticut 06901. Our telephone number at that location is (203) 602-9994.
Information contained on our web site at http://www.CDbeat.com does not constitute part of this prospectus.

Unless otherwise indicated, the information in this prospectus, irrespective of the date referenced, assumes:

o     no conversion of outstanding shares of preferred stock;
o no exercise of outstanding options or warrants to purchase additional shares.


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



                                    The Offering

Common stock offered for sale. Up to a maximum of 3,521,000 shares of common stock by us and 479,000 shares of common stock by our stockholders.

Price to the public.             2.50 per share

Number of shares outstanding
before the offering.             4,396,846 shares

Number of shares to be
outstanding after the offering,
assuming all shares are sold.    7,917,846 shares

Terms                           of the offering.  There is no minimum  offering.
                                Accordingly, as shares are sold, we will use the money raised for our activities. The offering will remain open until June 30, 2000, unless we decide to cease selling efforts prior to this date.

Use of proceeds.                We intend to use the net proceeds of this
                                offering primarily for:
                                -> hiring additional  personnel,
                                -> development of our technology and web site, -> sales and marketing efforts;
                                -> promotion of user growth and usage; and -> general corporate purposes.

Plan of distribution.           This is a direct participation and no minimum
                                offering, with no commitment by anyone to purchase any shares. The shares will be offered and sold by our principal executive officers and directors, although we may retain the services of one or more NASD registered broker-dealers as selling agent(s) to effect offers and sales on our behalf. None have been retained as of this date.

The common stock to be outstanding after the offering is based on the number of shares outstanding as of April 30, 1998. This number excludes:

o  311,750 shares issuable upon conversion of class a preferred shares;
o 500,000 shares issuable upon conversion of class c preferred shares. However, the conversion does not change the number of common shares outstanding because an equivalent number of shares owned by Mr. Arberman would be canceled;
o 431,396 shares subject to outstanding options and warrants as of April 30, 1999 at a weighted average exercise price of $2.50 per share.

                                    RISK FACTORS

You should carefully consider the risks described below before making an investment decision in our company. In addition, you should keep in mind that the risks described below are not the only risks that we face.
                             ---------------------

We are selling shares at the same time as our selling stockholders and that may reduce the value of your shares.

 We will be selling our shares at the same time as the selling shareholders are selling their shares. Our stockholders are offering 479,000 shares, which represents 11.98% of the shares being offered. We have fixed the price of the stock we are selling in this offering, however, our selling stockholders may offer their shares at a lower price. Sales by selling stockholders at prices lower than ours could hurt our ability to sell our stock. This may result in our receiving less proceeds than if there was no concurrent offering, which could reduce the value of your shares.

Our selling stockholders are selling their shares without the use of a professional underwriter and may sell their shares on the stock market through the use of a broker or in private transactions. We will not receive any of the proceeds from the sale of their shares. Our selling shareholders are not under a lock-up or any other agreement restricting the sale of their shares. They can sell their shares at any time, in any amount and at any price. The shares we are selling do not have priority over the shares being sold by our selling shareholders.

Because we have experienced losses and expect our expenses to increase, we may not be able to achieve profitability.

      We cannot assure you that we will ever become or remain profitable. Our future profitability will depend on our ability to increase our revenues while controlling costs. Since our inception, we have incurred losses. As of December 31, 1998 we had an accumulated deficit of $124,074. We expect to continue to incur losses until we are able to significantly increase our advertising and commerce revenues. Our operating expenses are expected to continue to increase significantly in connection with our proposed expanded activities, especially in the areas of software development, content licensing, sales and marketing. To a large extent these expenses are fixed. We cannot be certain that we will be able to accurately predict our revenues, particularly in light of the general uncertainty and intense competition for the sale of Internet-related advertisements, online commerce and our limited operating history.

We need to raise at least $2,465,000 million in proceeds of this offering or we will not be able to continue as a going concern, in which case you may lose your entire investment.

      Our independent certified public accountants have pointed out that we have an accumulated deficit and negative working capital such that our ability to continue as a going concern is dependent upon obtaining additional capital and financing for our planned operations. If we do not raise at least $2,465,000 from this offering, then you may lose your entire investment.

We will depend on short-term advertising contracts that may not be renewed, which would reduce our revenues.

    If customers cancel or defer existing advertising contracts or if we fail to obtain new contracts in any quarter, our business, results of operations and financial condition for that quarter and future periods will be adversely affected. Our advertising customers could cease advertising quickly and without penalty. We anticipate that we will derive a significant portion of our revenues from the sale of advertising. We will depend heavily on advertising revenues from contracts entered into within the quarter and on our ability to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

We need to achieve and maintain high usage of our software and services to be attractive to advertisers or we will not be able to secure and retain advertising contracts, which would reduce our revenues.

      In the event that we fail to deliver the minimum number of advertisements, we could lose our advertisers, be required to provide credit for additional advertisements and we may have to reduce advertising rates in order to attract new advertisers. We anticipate that substantially all of our advertising contracts will require us to guarantee a minimum number of people viewing their advertisements.

We may not be able to compete successfully because the number of competitors is increasing, some of our competitors are better known, have broader distribution, stronger sales and marketing abilities, more technical expertise and have greater resources.

 We are subject to competition that is expected to intensify in the future. We cannot assure you that we will be able to compete successfully. Competitive factors could materially adversely affect our business, financial condition and operating results. The market for online music software and services is intensely competitive and rapidly changing. We compete directly with other firms that focus on providing online music software and services as well as traditional companies offering music content on the radio, television and magazines. We also face competition from retail stores and mail order catalogues. Many of our competitors have well-established reputations for providing music software, content and services and have longer operating histories and significantly greater financial, technical, marketing, personnel and other resources than we have.

We need to expand our network infrastructure and customer support capabilities or we will not be able to service our growing user base, which would reduce our revenues.

    Failure to properly expand our network infrastructure or customer service capabilities would materially hurt our business and operations. We will need to expand our network infrastructure and customer support capabilities in anticipation of an expanded user base. Expansion will require us to make significant up-front expenditures for software, servers, routers and computer equipment, to increase bandwidth for Internet connectivity and to hire and train additional customer service personnel. Expansion must be completed without system disruptions.

If our content agreement with Alliance Entertainment were terminated, our operations would be interrupted and this would inconvenience our users and reduce our revenues.

   Termination or material interruptions of services provided by Alliance Entertainment would lead to reduced usage of our software and services and this would hurt our operating results. We are dependent on the content we have licensed from them. Our agreement with them provides us with the majority of the content we provide through our software and services. The agreement is short-term in nature and can be canceled within 60 days written notice.

 If we cannot obtain access to sufficient commercial content, use of our software and services may decline and this would hurt our revenues.

   If we fail to aggregate and deliver compelling content to our users, usage of our software might decline and, as a result, advertising and commerce revenue might decrease. We do not create our own content so we rely on third-party content providers, such as publishing companies, freelance journalists and music companies. Our ability to obtain compelling content may be adversely impacted by a number of factors, including the following:

o  third-parties may increase the price of the content they provide;
o many third-party content providers may compete with us for members and advertising and may decide not to provide us with content;
o we anticipate that our contracts with third-party content providers will usually be short-term and may be canceled if we do not fulfill our obligations; and
o our competitors and many third-party content providers may provide content that is similar or the same as our content and may do so at a lower cost.

Our management has significant control over stockholder matters, which may impact the ability of minority stockholders to influence our activities.

     Our officers and directors and their families control the outcome of all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions. After the closing of this offering, these persons will beneficially own, in the aggregate, approximately 88.70% of our outstanding common stock. This consolidation of voting power could also have the effect of delaying, deterring or preventing a change in control of CDbeat.com that might be beneficial to other stockholders.

The evolving nature of the online music industry makes the ultimate demand for our software and services uncertain, which may affect our anticipated revenues.

 If our market does not develop as we expect, our business,  financial condition


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

and operating results will be materially adversely affected. Customers of traditional music web sites, music stores and music magazines may be reluctant or slow to convert to use our Internet based music software and services. Our offering of music software and services over the Internet involves a relatively new approach to the delivery and presentation of content. The level of demand for online music software and services is uncertain because the market is rapidly evolving. Moreover, security and privacy concerns of existing and potential users of our software and services may deter potential clients from using our music software and services.

Since our software and services are new and not extensively tested, we may find defects that may require us to incur substantial product liability and significant redesign costs.

      Defects or errors in our products could result in the loss of advertisers, loss of users, reduced revenues and higher software development costs, which would seriously harm our business and operating results. Complex software products like ours often contain errors or defects, including errors relating to security, particularly when first introduced or when new versions or enhancements are released. We do not have product liability insurance coverage at this time.

If we are unable to prevent unauthorized access to our user transactions and other information we could lose many users and reduce our revenues.

 Although we intend to implement industry-standard security measures, we cannot be certain that measures implemented by us will not be circumvented in the future. Any significant compromise of our systems' security could materially hurt our business, financial condition and operating results. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments could result in a compromise of the software or technologies used by us to protect user transactions and other information. The secure transmission of confidential information over public networks is a critical element of our operations. A party who is able to circumvent security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital or other resources to protect against the threat of security breaches or to alleviate problems caused by breaches.

System failures or service interruptions caused by high levels of user traffic, failures of third-party systems or other acts beyond our control would lead to substantial inconvenience for our users, hurt our reputation and reduce our revenues.

     If system failures were sustained or repeated, our advertising revenues, commerce partners, reputation and the attractiveness of our brand name could be impaired. Our software and services are heavily dependent on the integrity of the software and hardware systems supporting it. Heavy stress placed on our systems could cause our systems to operate at unacceptably low speed or fail. Failure of our systems could also be caused by online service providers, record keeping and data processing functions performed by others and third-party software such as Internet browsers, databases and load balancing software. Additionally, a natural disaster, power or telecommunications failure or act of war may cause extended systems failure. Computer viruses or unauthorized access to or sabotage of our network by a third-party could also result in system failures or service interruptions.

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

If  the  Internet   infrastructure  does  not  evolve  to  enable  a  commercial marketplace, use of our software and services may be adversely affected and reduce our revenues

        Critical issues concerning the commercial use of the Internet, including security, reliability, cost, ease of use, accessibility and quality of service, remain unresolved. These issues may negatively affect the growth of Internet use or the attractiveness of commerce and communications on the Internet, which would impede our ability to grow. Widespread acceptance of our software and services will partially depend upon the adoption of the Internet as a widely used medium for content and commerce. The Internet may not continue to develop as a commercial marketplace because of:

o inadequate development of the necessary infrastructure, such as a reliable network backbone;
o lack of timely development of complementary services and products, such as high speed modems and high speed communication lines;
o delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity;
o     increased governmental regulation.

Third-party telecommunications, Internet, software and hardware companies, with whom we have no control over, may fail to be year 2000 compliant. This could reduce the access that our users have to our software and services, which could decrease usage and hurt our revenues.

     We would be harmed if there were any systems failures or interruptions in service resulting from the inability of Internet systems, our computing system or any third-party systems to recognize the year 2000. Our users are highly dependent upon telecommunications suppliers, Internet access providers, computer software and hardware companies to access our service. These third-parties have generally publicly advised that their review of their systems indicate that they are or will be year 2000 compliant. However, since we cannot assure you that they are or will be, this could present a material risk to our operations.

Rapid technological change could cause our software and services to become less attractive to potential users which could lead us to incur high costs to redesign, lower usage and could hurt our revenues

    If we are unable to respond to rapid technological changes, our software and services may become less attractive to potential users. Our success will depend upon our ability to develop competitive technologies to enhance our software and services and to develop and introduce new software and services in a timely and cost-effective manner. Online software and services are characterized by rapidly changing technology, developing legal issues, changing user requirements, frequent new product and service introductions and enhancements and evolving industry standards in computer hardware, operating systems, database technology and information delivery systems. We cannot assure you that we will be able to respond quickly, cost-effectively or sufficiently to these developments. Our business, financial condition and operating results may be adversely affected if we are unable to anticipate or respond quickly and economically to any developments.

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

Third parties could obtain access to our proprietary information because of the limited protection for our intellectual property, which could lead to additional competition, reduced usage and hurt our revenues.

     Third parties may copy or obtain and use our proprietary technologies, ideas, know-how and other proprietary information without authorization. To protect our intellectual property rights, we intend to rely upon copyright, trademark, patent and trade secret laws, as well as confidentiality agreements with our employees, distributors and consultants. However, this may not provide meaningful protection of our proprietary technologies or other intellectual property. Policing unauthorized use of our technologies and other intellectual property is difficult, particularly because the global nature of the Internet makes it difficult to control the ultimate destination or security of software or other data transmitted. Furthermore, the laws of other jurisdictions may afford little or no effective protection of our intellectual property rights. Our business, financial condition and operating results could be adversely affected if we are unable to protect our intellectual property rights.

Third parties could independently develop similar technologies because of the limited protection for our intellectual property, which could lead to additional competition, reduced usage and hurt our revenues.

      Third parties may independently develop technologies similar or superior to our technologies. If they do, this may reduce the attractiveness of our software and services, increase our competition, reduce usage of our software and services and hurt our advertising and commerce revenues. Our business, financial condition and operating results could be adversely affected if others develop similar technologies.

We may be found to infringe on the proprietary rights of others and may be required to incur substantial costs to defend any litigation, cease offering our products, obtain a license from the holder of the infringed intellectual property right or redesign our software and services.

      We face potential liability for negligence, copyright, patent, trademark, defamation, indecency and other claims based on the nature and content of the materials that we broadcast. In addition, our competitors may obtain patents or other proprietary rights that would prevent, limit or interfere with our ability to make, use or sell our software or services. We may be found to infringe on the proprietary rights of others. Our business, financial condition and operating results could be adversely affected if we are found to infringe on the proprietary rights of others.

Since this is a direct participation and no minimum offering, we can start using your funds as we receive them although we may not be able to raise sufficient funds to operate our business and this would reduce the value of your shares.

      A direct participation means that we are selling the shares ourselves. A no minimum offering means that we do not have to raise a minimum amount of money. Nobody has committed to invest in our offering and we can immediately use your investment for our operations. In the event we fail to raise sufficient proceeds from this offering, we may not be able to fulfill our business plan and that could reduce the value of your shares. No assurances can be given that the investment proceeds we may receive will be sufficient to sustain our operations until we generate a profit.

Since we are selling the shares in this offering ourselves and without an investment banker, we determined the offering price, we may not be able to sell shares quickly and we may not be able to sell as many shares, which may reduce the value of your shares.

      No investment banker, appraiser or other independent, third party has been consulted concerning this offering or the fairness of the offering price of the shares. We have arbitrarily determined the offering price and other terms relative to the shares offered. The offering price does not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, since we do not have a professional underwriter, we may not be able to sell shares as quickly and we may not be able to sell as many shares.

We may use a portion of the proceeds of this offering to repay some debt and those proceeds will not be available for other corporate purposes.

     We have allocated approximately $85,175, or 0.97%, of the net proceeds of this offering to repay amounts owed to Joel Arberman, our President and Chief Executive Officer. Accordingly, these proceeds will not be available for other corporate purposes. The repayment of debt does not have priority over the use of proceeds.

Our management has broad discretion in the use of the proceeds from this offering, which may increase the risk that they will not be used effectively.

     We have allocated approximately $1,162,500, or 13.21%, of the estimated net proceeds of this offering to working capital and general corporate purposes. Our management will have broad discretion as to the application of these proceeds without having to seek your approval.

The price of our stock may fall if our insiders sell a large number of their shares.

      We have 4,396,846 shares of common stock outstanding. Of these shares, 3,917,846 shares are restricted, which means that they may only be sold under certain conditions. Our officers, directors and consultants currently hold all of these shares. If a large number of their shares are sold, it may reduce the value of your shares.

You may not be able to resell your shares since there has been no prior market for our common stock.

      Since there has been no prior market for our shares, we can not assure you that a market will develop or that one will be maintained. We intend to apply to have our shares quoted on the bulletin board maintained by the National Association of Securities Dealers, Inc. but we can not assure you that we will succeed. Even with a market maker, the nature of this offering, the possible lack of earnings history and the absence of dividends in the foreseeable future for the business we acquire may impede the development of an active and liquid market for common stock. You should carefully consider the limited liquidity of your investment in the shares. As a consequence, you could find it more difficult to dispose of, or to obtain accurate quotations as to the price of your shares.

The price of our common stock will be volatile so you may not be able to sell your shares for more than you pay.

   We expect our stock price to be volatile so you may not be able to sell your shares for more than you pay. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

o     quarterly variations in operating results;
o     changes in financial estimates by securities analysts;
o     changes in market valuation of software and Internet companies;
o announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
o     loss of a major customer or failure to complete significant transactions;
o     additions or departures of key personnel;
o any shortfall in revenue or net income or any increase in losses from levels expected by analysts;
o     future sales of common stock; and
o stock market price and volume fluctuations, which are particularly common among highly volatile securities of Internet and software companies.

Our stock may be subject to penny stock regulation, which would make it more difficult for investors to resell shares they purchase.

        Our shares will likely be subject to penny stock rules so investors in this offering may find it more difficult to sell their shares in any secondary market. Penny stock rules relate to stocks with a price of less than $5.00. Prior to a transaction in a penny stock, broker-dealers are required to:

o deliver risk disclosure documents that provides information about penny stocks and the risks in the penny stock market; and
o provide the customer with current bid and offer quotations for the penny stock; and
o explain the compensation of the broker-dealer and its salesperson in the transaction; and
o provide monthly account statements showing the market value of each penny stock held in the customer's account.
o make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

               MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

General

        We have experienced substantial changes to, and expansion of, our business and operations since we began our operations in May 1998. We expect to continue to expand our business and user base, which will require us to increase our personnel, develop software, purchase equipment and license content, which will result in increasing expenses.

Results of Operations

        For the period from inception in May 1998 to December 31, 1998 we did not generate any revenues and incurred a cumulative net loss of $124,074. Our operating expenses consist of professional fees, payroll, office, and marketing.

o Professional fees of $87,775 consisted principally of general business consulting, business development, legal and accounting fees.

o Payroll expenses of $28,933 consisted principally of related taxes and salaries paid to employees in administrative, public relations and support functions.

o Office expenses of $2,461 consisted principally of office supplies, photocopies, postage, telephone, fax, cellular and Internet access.

o Marketing expenses of $5,618 consisted principally of advertising and promotional materials, public relations costs and travel.

      The results of operations for the period ended December 31, 1998 are not necessarily indicative of the results for any future interim period or for the year ending December 30, 1999. We expect that our expenses will continue to increase as we try to further expand our user base.

Liquidity and Capital Resources

        Our capital requirements have exceeded our cash flow from operations as we have been building our business. At December 31, 1998, we had a working capital deficit of $124,074. As a result, we have depended upon sales of our common stock and borrowings from our management to finance our working capital requirements.

      During the period from inception to April 30, 1999, we raised gross proceeds of approximately $688,500 from the sale of equity securities to investors and friends and family of our management. We used all of those proceeds to finance the cost of our operations to date. In addition, we have borrowed $85,175 bearing interest at an annual rate of 6% from Joel Arberman, our president and CEO. The loans are payable upon demand.

        Operating activities during the year ended December 31, 1998 created a net use of cash of $124,074. We had cash and cash equivalents of $309,203 as of December 31, 1998.

        We expect to make expenditures of approximately $2,465,000 during the twelve months following the closing of this offering. These expenditures will be used to continue software development, expand our web site, hire additional personnel, sales and marketing, licensing content, purchase equipment and general working capital.

     We need the proceeds of this offering to expand our operations and finance our future working capital requirements. Based upon our current plans and assumptions relating to our business plan, we anticipate that $2,465,000 in net proceeds from this offering will satisfy our capital requirements for at least twelve months following the closing of this offering. If our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations.

Material Agreements

     In December 1998, we entered into two-year employment agreements with Joel Arberman and Bryan Eggers. Mr. Arberman and Mr. Eggers will be compensated for their services at the rate of $70,000 per year.

    In January 1999, we entered into a software development agreement with Cadnetics, Inc. The terms of the agreement included cash payments totaling $282,000 plus 151,200 shares valued at $378,000. As of April 30, 1999 the balance of payments due to Cadnetics was $80,000.

     In April 1999, we entered into an agreement with Alliance Entertainment for the fulfillment of music CDs sold by us and for licensing the All Music Guide, an extensive music database.

                           YEAR 2000 READINESS DISCLOSURE

OUR STATE OF READINESS

We have defined Year 2000 compliance as follows:

Information technology time and date data processes, including, but not limited to, calculating, comparing and sequencing data from, into and between the 20th and 21st centuries contained in our software and services offered through the us, will function accurately, continuously and without degradation in performance and without requiring intervention or modification in any manner that will or could adversely affect the performance of such products or the delivery of such software and services as applicable at any time.

Our internal systems include both information technology systems and non-information technology systems. We have initiated an assessment of our proprietary information technology systems, and expect to complete any remediation and testing of all information technology systems during 1999. With respect to information technology systems provided by third-party vendors, we have sought assurances from such vendors that their technology is Year 2000 compliant. All of our material information technology system vendors have replied to inquiry letters sent by us stating that they either are Year 2000 compliant or expect to be so in a timely manner.

We  are  evaluating  our  non-information   technology  systems  for  Year  2000
compliance. We have not, to date, discovered any material Year 2000 issues with respect to our non-information technology systems.

We are in the process of contacting our material suppliers whose products or services are sold through us to determine if they are Year 2000 compliant. To date, all such suppliers have stated that they are, or expect to be, Year 2000 compliant in a timely manner. Our customers are individual Internet users, and, therefore, we do not have any individual customers who are material to an evaluation of Year 2000 compliance issues.

THE COSTS TO ADDRESS YEAR 2000 ISSUES

We have expensed amounts incurred in connection with Year 2000 compliance since its formation through December 31, 1998. Such amounts have not been material. The additional costs to make any other software or services Year 2000 compliant by mid-1999 will be expensed as incurred, but are not expected to be material.

We are not currently aware of any material operational issues or costs associated with preparing our systems for the Year 2000. Nonetheless, we may experience material unexpected costs caused by undetected errors or defects in the technology used in our systems or because of the failure of a material supplier to be Year 2000 compliant.

RISKS ASSOCIATED WITH YEAR 2000 ISSUES

Notwithstanding our Year 2000 compliance efforts, the failure of a material system or vendor used in our software and service, or the Internet generally, to be Year 2000 compliant could harm the operation of our software and services or prevent us from generating advertising or commerce sales through our software, or have other unforeseen, adverse consequences to the company.

Finally, we are also subject to external Year 2000-related failures or disruptions that might generally affect industry and commerce, such as utility or transportation company Year 2000 compliance failures and related service interruptions. Moreover, participating vendors in our services might experience substantial slow-downs in business if consumers avoid products and services such as air travel both before and after January 1, 2000 arising from concerns about reliability and safety because of the Year 2000 issue. All of these factors could have a material adverse effect on our business, financial condition and results of operations.

CONTINGENCY PLANS

We are engaged in an ongoing Year 2000 assessment and the development of contingency plans. The results of our Year 2000 simulation testing and the responses received from third-party vendors and service providers will be taken into account in determining the nature and extent of any contingency plans. We have identified our worst-case scenario as the interruption of our business resulting from Year 2000 failure of the electric company or our Internet service providers to provide services. We have not yet completed our worst-case scenario contingency plan. Without a worst-case scenario contingency plan we may not have enough time to complete remedial measures and implement contingency planning for the worst-case scenario. We do plan to complete our contingency plan in accordance with our compliance plan and under the guidance of our consultants in the third quarter of 1999.

                                  Use of Proceeds

    Our success is entirely dependent on our ability to sell the shares in this offering. None of the items listed below can be fully completed unless we raise a minimum of $2,465,000 from this offering. We may not be able to raise all or part of the funds we need to operate our business. If we are unable to raise these funds we will not remain as a viable going concern and investors may lose their entire investment. If we receive net proceeds in an amount less than $2,465,000, our business operations will be curtailed to an extent not presently determinable by management.

        The maximum net proceeds from this offering may be as high as $8,802,500 if we sell all of the shares offered. If we are unable to sell all of the shares offered, the net proceeds would be lower.

     In the table below, we have detailed the minimum amount of capital required for us to operate our business as currently planned. In addition, we have outlined the manner in which we intend to use the funds raised, assuming that we sell all of the shares offered.

Application of                  Minimum Amount           Maximum Amount
Net Proceeds                    Required                 of Net Proceeds
---------------------           ---------------         ------------------
Technology                      $     685,000           $  2,100,000
Content                               350,000              1,150,000
Sales and marketing                   350,000              3,600,000
Customer support                      130,000                300,000
International                               0                250,000
Repay indebtedness                     87,500                 87,500
Offering costs                         50,000                 50,000
Working capital and                   362,500              1,162,500
General corporate purposes     --------------           ---------------
  Total                            $2,465,000             $8,802,500
                                  ===========             ===========

     Technology. We intend to expand our software and web site development efforts, increase our network infrastructure, purchase computing and networking equipment, build an electronic commerce software system and purchase an advertising server. We also expect to hire four additional people to engage in these activities.

     Content. We intend to license content from third parties that we have not yet identified, and expect to hire eight additional people to engage in these activities.

     Sales and Marketing. We intend to produce, create and place Internet, print and radio commercials. We also intend to produce, create and manage promotions and publicity to encourage usage of our software and services. We expect to hire five additional people to engage in these activities.

     Customer Support. We intend to purchase software, hardware and systems to handle our customer support requirements. We expect to hire three people to engage in these activities.

     Offering Costs. We intend to pay for the costs of this offering.

     Repayment of Indebtedness. We intend to repay the $85,175 principal amount, bearing interest at an annual rate of 6% held by Joel Arberman, our president and CEO. We already used the proceeds of these loans for working capital and general corporate purposes.

     Working Capital and General Corporate Purposes. We may use a portion of the proceeds allocated to working capital and general corporate purposes to pay a portion of trade payables incurred from time to time, if cash flow from operations is insufficient for these purposes. We also expect to hire five additional people to engage in general and administrative activities.

     The foregoing represents our best estimate of the allocation of the net proceeds of this offering based upon the current status of our business. We based this estimate on assumptions, including expected expansion of our user base, usage of our services, increases in revenues and assumed that our proposed software and services can be completed and introduced without unanticipated delays or costs. If any of these factors change, we may find it necessary to reallocate a portion of the proceeds within the above-described categories or use portions of the proceeds for other purposes. Our estimates may prove to be inaccurate or new programs or activities may be undertaken which will require considerable additional expenditures or unforeseen expenses may occur.

    If our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations. We may need to raise additional funds in the future in order to fund more aggressive brand promotions and more rapid expansion, to develop newer or enhanced products or services, to fund acquisitions, to respond to competitive pressures, or to acquire complementary businesses, technologies or services. The proceeds of this offering may not be sufficient to fund our proposed expansion and additional financing may not become available if needed.

    Because we anticipate selling the shares through the efforts of our officers and directors, the numbers above do not include any deductions for selling commissions. If broker/dealers are used in the sale of the shares, up to 10% of any gross proceeds raised in this offering will probably be payable to one or more NASD registered broker-dealers. In such event, net proceeds to us will be decreased and the use of proceeds may be proportionately reallocated in management's sole discretion. There are no current agreements, arrangements or other understandings in connection with any of the foregoing.

     We will invest proceeds not immediately required for the purposes described above principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments.

                                      Dilution

The difference between the initial public offering price per share and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing total tangible assets less total liabilities by the number of outstanding shares of common stock.

At December 31, 1998, we had a net tangible book value of $282,954 or $0.07 per share. After giving effect to the sale of the 3,521,000 shares of common stock being offered, after deducting expenses of this offering, our adjusted net tangible book value at December 31, 1998 would have been $9,035,454 or $1.15 per share, representing an immediate increase in net tangible book value of $1.08 per share to the existing stockholders and an immediate dilution of $1.35, or 54%, per share to new investors. If we receive a minimal amount of proceeds from this offering, the effects of dilution will be much greater.

                                  December 31, 1998       3,521,000 shares sold
Public offering price per share           n/a                          $2.50
Net tangible book value                 $0.07                           n/a
per share of common stock
before the offering
Pro forma net tangible                    n/a                          $1.15
book value per share
of common stock after the offering
Increase to net tangible                  n/a                          $1.08
book value per share
attributable to purchase of
common stock by new investors
Dilution to new investor                  n\a                          $1.35

                                      Business

      We develop software to provide people connected to the Internet with real-time music content while they listen to music CDs. The software and service offers a high level of interaction with our users, which provides us with the ability to seamlessly customize content for them. Our proprietary technology uniquely integrates third party content such as artist profiles, pictures, biographies, discography's, artist interviews, song reviews, and the latest news. We intend to launch our software and service on June 15, 1999. CDbeat.com, Inc. was incorporated in May 1998 under the laws of the State of Delaware.

Industry Overview

     The music industry has recently experienced a series of changes, led by electronic and online commerce, which has created market opportunities for us and other similarly situated online music companies. These favorable market trends include:

The emergence of the Internet and the world wide web

The Internet has become an important medium for communications, content and commerce. According to International Data Corporation, the number of Web users worldwide will grow from 97 million at the end of 1998 to 320 million by the year 2002. Industry analysts believe the Internet represents the fastest growing form of media in history. The dramatic growth in Internet usage has been fueled by a number of key factors, including:

o technological, functional and infrastructure advances in computing and communications;
o lower costs associated with publishing content on the Internet as compared to traditional media;
o increased quantity and improved quality of information and services offered on the Web; and
o increased affordability of, access to and resulting proliferation of multimedia computers.

The emergence of electronic and online commerce.

      Internet and online services have provided organizations and individuals with innovative ways of conducting business. With the emergence of the Internet as a globally accessible, fully interactive and individually addressable communications and computing medium, companies that have traditionally conducted business in person, through the mail or over the telephone are increasingly utilizing electronic commerce.

     Consumers have shown a strong preference for transacting various types of business electronically, such as paying bills, buying insurance, booking airline tickets and trading securities, rather than in person or over the telephone. These transactions are being streamlined through online commerce and can now be performed directly by individuals virtually anywhere at any time. Consumers have accepted and even welcomed self-directed online transactions because these transactions can be faster, less expensive and more convenient than transactions conducted through a human intermediary.

Growth of advertising on the Internet

      The Internet is an attractive advertising medium because of its interactivity, flexibility, target ability, and accountability. It provides advertisers with the opportunity to reach broad, global audiences, since the Internet can be accessed from anywhere in the world, and to target their advertising to populations within specific regions or countries, to users with desirable demographic characteristics and to people with specific interests. The interactive nature of the Internet gives advertisers the potential to:

o analyze  demographic  characteristics of the viewers of the  advertisement;
o measure the number of times that a particular  advertisement  has been viewed;
o receive  direct  feedback  on  their  advertising;
o establish dialogues and one-to-one relationships with potential customers; and
o adapt advertising to respond to feedback.

      We believe that the Internet also represents an attractive new medium for direct marketing to users with specific characteristics and interests, which has traditionally been conducted through direct mail and telemarketing. Unlike many of the traditional methods of direct marketing, the Internet provides direct marketers with the opportunity to contact consumers at the point-of-sale, their personal computers. The success of a direct marketing campaign is generally based on a direct marketer's return on investment, which is measured by the response rates, measured by the number of leads or sales, and cost-per-response.

      The flexible nature of a digital medium like the Internet enables advertisers to change their messages on a daily basis in response to real world events and consumer feedback. The ability to target advertisements to broad audiences, specific regional populations, and affinity groups or select individuals makes Internet advertising versatile. Unlike traditional advertising where advertisements are presented to consumers who may or may not have an interest in them, Internet advertisements can be delivered when a consumer calls for a piece of information or a particular web page. Unlike more traditional media, we believe that the Internet is a more accountable medium where advertisers can receive reports on the impression levels, demographic viewership and effectiveness of their advertisements.

      According to the Direct Marketing Association, in 1997, an estimated $153 billion was spent on direct marketing in the United States. Jupiter Communications estimates that total online advertising revenue in the U.S. will increase from $1.9 billion in 1998 to $7.7 billion by 2002.

The development of online music retailing

      According to independent research firm Jupiter Communications, total online sales of pre-recorded music are projected to increase from $37.0 million in 1997 to $1.4 billion in 2002. We believe that while the Internet provides a price competitive distribution channel for pre-recorded music, the potential also exists to use the Internet as a value-added method of distribution.

      A number of  characteristics  of online music  retailing  make the sale of
music  merchandise  via  the  Internet   particularly   attractive  compared  to
traditional retail stores because:

o The Internet offers many data management and multimedia features, which enable consumers to listen to sound samples or search for music by genre, title or artist.
o Users can access a wealth of information and events, including reviews, related articles, music history, news and recommendations.
o Internet retailers can obtain extensive demographic and behavioral data about their customers, providing them with greater direct marketing opportunities and the ability to offer a more personalized shopping experience.

o Internet retailers can also offer consumers significantly broader product selection, the convenience of home shopping and 24-hour-a-day, seven-day-a-week operations, available to any location, foreign or domestic, that has access to the Internet.

Growth in the number of people listening to music on their personal computers

    Today, virtually every personal computer sold is low-cost, Internet-enabled and fully equipped with extensive music technology including, CD players, sound cards and speakers. We believe this and other factors are contributing to a substantial increase in the number of people listening to music on their personal computer. Based on our calculations and industry experience, we estimate that there are more than 5 million people that listen to their favorite music while browsing the Internet and working and playing on their personal computer. Within five years, we believe that number will grow to more than 60 million people.

Strategy

        Our strategy is to capitalize on perceived opportunities arising from the expanding online music industry by:

Focusing on providing compelling content. We are dedicated to providing comprehensive content that is demographically targeted. We intend to license proprietary content from writers, musicians, publishing companies, news services, music labels and others.

Targeting music fans and others that listen to music on the Internet. We believe the market for these users is rapidly evolving and that our software and services are positioned to provide significant value.

Create online user communities. We intend to create online communities for our users. We seek to encourage user interaction in chat rooms and on message boards. We invite users, artists and publishers to post reviews and develop a forum for fan and musician interaction. By creating an online community, we hope to provide customers with an inviting and familiar experience that will encourage them to return frequently to CDbeat.com and to interact with others. We believe this will promote loyalty and lead to repeat purchases.

Expanding our marketing efforts for our software and service. We intend to aggressively market CDbeat.com software and services through online, print and other advertisements. Our advertising efforts are expected to include advertisements in music publications and various other regional and national publications that have a demographic similar to our target market. We also intend to advertise through Internet banner advertisements.

Continuing development of our software and services. We intend to expand our research and development efforts to create better software and services with more features, functions and benefits for our current and future users. We also intend to build a more scalable, flexible and modular software system that will enable us to service a higher number of simultaneous users.

Leverage advantages of being an online retailer. We believe we have several advantages relative to offline companies because we are not burdened by the costs of a physical store, warehouse, inventory, distribution network and related personnel. We can offer a broad selection of products and services, with little merchandising space, inventory risk or expense.

Maximize value for advertisers. We seek to maximize the value we can offer to advertisers by providing an attractive, growing and targeted audience, as well as by delivering innovative advertising products and campaign management techniques.

Aggressively  pursue strategic  relationships.  We intend to aggressively pursue relationships with companies to facilitate adoption of our software and services, maximize our market penetration, build brand recognition, accelerate product development, maximize revenues, and provide us with compelling content. We may pursue relationships with content providers, musicians, software developers, hardware vendors, entertainment companies, broadcasting and publishing companies, and other companies.

Offering our software and services in foreign markets. We intend to customize our software and services for foreign users through international sales and marketing partners.

CDbeat.com

      Since our software is a client-server application and is based on standard Internet protocols we believe we have significant flexibility in its ongoing design and development. For example, new Internet technologies for streaming audio or video can be integrated with greater ease than if our systems were not based on standard protocols.

      The CDbeat.com software and service is offered for free to Internet users who register with us. On June 15, 1999, we intend to launch our software and service from our web site located at www.cdbeat.com.

Online retailing.

      We intend to open an online store in July 1999 that could be accessed through our software. We are designing the store to be intuitive, easy to use and to enable the ordering process to be completed with minimal customer effort. Our customers will be able to conveniently shop at any time from the privacy and comfort of their own home or office.

      We have entered into an agreement with Alliance Entertainment to provide us with fulfillment services for the sale of music CDs through our online store. When we open our store we will have more than 175,000 CDs to sell, without inventory risk or expense. We believe that our selection offers customers a greater selection than the typical music stores that carry up to 12,000 items and superstores that carry up to 50,000 items.

   Our contract with Alliance Entertainment terminates on April 7, 2002. It may be extended for an additional two years by mutual consent. The contract can be terminated by us upon ten days notice if Alliance fails to perform as required and can be terminated by Alliance if we fail to perform as required or fail to achieve average sales levels of $25,000 per month. In the event that the contract with Alliance is terminated or not renewed, we have identified additional sources for music CD fulfillment services and an additional source for music database content.

      We intend to offer customers aggressive discounts of between 10% and 50% off traditional retail store prices. Since we are not burdened by the costs of a physical store, warehouse, inventory, distribution network and related personnel, we can offer our merchandise at lower prices than traditional stores. We intend to adjust pricing strategies and tactics as necessary to maintain our competitiveness.

In the future, we intend to:

o offer customers a variety of personalized services and features, including e-mail notifications of new album releases, promotions, reminders of birthdays, anniversaries or other dates of interest, which may lead to impulse gift buying;
o build or buy software to personalize promotions and product displays based on customer preferences, purchasing history, site traffic patterns and seasonal considerations;
o seek a broader selection of products to offer our users. We are exploring opportunities to sell concert tickets, artist merchandise, general merchandise and branded products;
o build a customer support center to offer e-mail, phone and fax options for customer purchases, comments, complaints and suggestions;
o  hire personnel to assist in implementing these activities.

Online advertising.

      We seek to maximize the value we can offer to advertisers by providing an attractive, growing and targeted audience, as well as by delivering innovative advertising products and campaign management techniques. By collecting information about our users, we are able to target demographic user groups, which provides advertisers and sponsors with access to highly defined audiences. This segmentation will enable advertisers and sponsors to customize their messages through banner advertisements, event and program sponsorships.

      We believe the combination of our online user communities, highly specific and desirable user demographics, and long usage times, provides a favorable platform for targeted and cost-effective online advertising. We have not sought after or secured any advertisers yet but intend to seek advertisers following our commercial launch.

      We intend to provide our advertisers and sponsors with quantitative feedback on the effectiveness of their programs. In addition, we intend to provide third party audit reports showing data to enable advertisers to verify the number and type of people viewing their advertisements and to monitor their advertisements' effectiveness.
      Advertising revenue will be derived principally from short-term advertising contracts on a per view basis. Our advertising rates will generally range from $10.00 to $50.00 per thousand people viewing them, depending upon location of the advertisement and the extent to which it is targeted for a particular audience. Discounts from standard rates may be provided for higher volume, longer-term advertising contracts.

In the future, we intend to:

o offer advertisers a variety of services, including TV-style full-screen ads, pop-up log-on box ads, e-mail newsletter ads, chat room ads, banner ads, and sponsorship of lobbies, channels and events;
o develop, build or license technologies that will enable us to maximize the interaction between advertisers and users;
o  open an advertising sales office in New York City;
o develop strategic relationships with large advertising firms to market our advertising services;
o hire an in-house sales staff and use consultants to develop and implement our advertising strategies.

Technology for CDbeat software and services

      We are developing a proprietary client-server technology platform for creating a broad range of advertising and merchandising applications on the Internet. Since 1998, we have invested heavily in developing our software and related technologies, incurring over $225,000 of research and development expenses. Our technology includes a combination of our own technology and commercially available, licensed technology. It is being designed to provide our service simultaneously to millions of users.

      Client software is software that is on an individual user's personal computer and makes it possible for that person to seamlessly communicate with other computers located across the Internet. This enables a person to interact with us and with other users of our software.

      Our proprietary client software remedies several difficult problems including, automatically configuring to a user's computer, digitally fingerprinting ordinary music CDs inserted into an individual's computer, transparently communicating with our Internet servers, integrating our application with browser technologies, presenting visual content and providing navigation options to users.

      Server software is software that is on our computers. It makes it possible for our users to seamlessly communicate with us and enables us to present dynamic content to them. Our software is being designed to run over a distributed infrastructure, which is a network of large computers that run our services and are located at various locations across the country and are connected through the Internet. We have designed our server software to automatically deal with scaling and load balancing.

      To address the critical issues of privacy and security on the Internet, we intend to incorporate standard security protocols for transmission of confidential information between customers and our servers so that all data is transmitted via a fully encrypted session.

      To date, all of our research and development has been developed by Cadnetics, Inc. a third-party software-development firm. Sixteen people working for them are engaged in the development of our software and systems. We engaged them for a period of six months, which began in January 1999 and ends on June 30, 1999. We are currently negotiating to extend their contract but no agreement has been reached. We intend to hire our own technical staff if the agreement with Cadnetics is not renewed.

      In the future, we intend to develop, license or purchase a broad array of state-of-the-art technology that will facilitate:

o     software management;
o     complex database functionality;
o     customer interaction and personalization;
o     advertising tracking and rotation;
o     transaction processing;
o     order filling;
o     billing; and
o     customer service functionality.

In addition, we intend to bring some or all of our technology development in-house.

Strategic Relationships

We have entered into the following strategic relationships:

o Cadnetics, Inc., for the research and development of our software and systems;
o Alliance Entertainment for the fulfillment of music CDs sold by us and for licensing the All Music Guide, an extensive music database. This provides us with thousands of files of information on artists, albums, tracks and reviews.

   We have also entered into a relationship with L&R Holdings, Inc. to provide us with management consulting and strategic advice specifically relating to the entertainment industry and in identifying and evaluating merger and acquisition opportunities. We have paid L&R a retainer of $75,000, warrants to purchase 303,000 common shares at $2.50 and 303 preferred shares class a, which are convertible into 303,000 common shares. The agreement expires on January 12, 2000 but can be extended by mutual consent. Our relationship with L&R Holdings is in good standing. In the event that the agreement is terminated or not renewed, we do not believe that would have a material impact on our business. We believe that we could identify and retain additional consultants to assist us in the activities described.

   In the future, we intend to aggressively pursue relationships with companies to:

o     facilitate adoption of our software and services;
o     maximize our market penetration;

o     build brand recognition;
o     accelerate product development;
o     maximize revenues; and
o     provide us with compelling content.

   We may pursue  relationships  with  content  providers,  musicians,  software
developers,   hardware  vendors,   entertainment  companies,   broadcasting  and
publishing companies, and other companies.

   In the future, we intend to seek to expand our operations by acquiring companies in businesses that we believe will complement or enhance our business. We may not be able to ultimately effect any acquisition, successfully integrate any acquired business in our operations or otherwise successfully expand our operations. We have not established any minimum criteria for any acquisition and our management has complete discretion in determining the terms of any acquisition. Consequently, there is no basis for you to evaluate the specific merits or risks of any potential acquisition that we may undertake.

Customer Support

     We intend to place customer support and technical support, among our highest priorities. Based on our experience in the industry and user feedback, we believe that providing an effective customer support team to handle user needs is critical to our success. Our customer support organization will help users download and install our software, handle software and service inquiries and address all technical questions.

In the future, we intend to:

o provide live customer support from 9 AM to 5 PM EST Monday through Friday; o provide a separate technical team to help users and strategic partners with particularly serious or persistent technical issues;
o establish a special chat room for customer support and technical assistance; o purchase customer support management software, databases and systems.

        We currently do not have a customer support team in place and are relying on Cadnetics, Inc. for our technical support. We intend to have a customer support and in-house technical support operation to handle the areas listed above by the end of June 1999.

        We believe that providing highly personalized and professional customer support will further differentiate our products and services from those of our competitors.

Marketing and sales

Our marketing strategy will emphasize two key objectives. The first is to provide consumers with online communities in which they can socialize, create their own experiences, engage in activities and events, and listen to music. The second is to provide online advertisers with opportunities to reach this attractive, targeted audience with innovative advertising products.

 We believe people will find out about our software through several methods, including:

o public relations campaign to drive mass media press coverage. Our public relations activity will be focused on consumer publications such as Internet, music, news and entertainment magazines and newspapers;
o affiliate programs where web sites owned and operated by third-parties can generate income by generating downloads and revenues for us;
o  strategic partnerships;
o  online and offline advertisements;
o  special event driven promotions;
o  personal/e-mail recommendations from co-workers, friends and family members.

   We have strategically chosen to offer our software free of charge, make it readily available, and to distribute it widely to promote extensive adoption.

 In the future, we intend to:

o develop specialized sales and marketing programs to promote our software and services;
o engage a marketing agency to assist us with our commercial launch and promotion;
o engage an advertising agency to assist us with the design and implementation of our strategies;
o develop relationships with some of the major companies that people use to enter and navigate the Internet, such as Yahoo, Excite and Infoseek;
o hire an in-house sales staff and use consultants to develop and implement our sales and marketing strategies.

Our marketing budget is subject to a number of factors, including our results of operations and ability to raise additional capital. In the event that we are successful in raising additional capital or our results of operations exceed our expectations, our marketing budget for the next 12-month period will increase significantly.

Customers

      Until we launch our software and services, we will have no customers. However, we do have a number of people using our software to assist us with our feature, function and compatibility testing. We intend to launch our software and services to the public on June 15, 1999. We will not be able to generate any advertising or commerce revenues until we launch our software and services.

Operations and Infrastructure

      Substantially all of our computer, telecommunications and Internet operations are in Brossard, Quebec. Our consultants at Cadnetics are managing them for us. All systems are managed from 9 AM to 5 PM EST Monday through Friday. Technical personnel are on call at all other times.

      Our services utilize one IBM compatible  server containing a Microsoft SQL
7.0 database, a proprietary decision making program, chat software, a user database and a content database. We currently do not have any redundant systems that would perform our web site or server functions in the event of a system failure. Nor do we have an off-site backup of our music database.

      In the event of a catastrophic loss at our Brossard facility resulting in damage to, or destruction of, our computer, telecommunications and Internet systems, we would have a material interruption in our business operations.

In the future, we intend to:

o engage a larger Internet service provider to provide high speed bandwidth to accommodate sudden increases in site traffic;
o purchase hardware and systems to accommodate several thousand simultaneous visitors;
o expand our infrastructure as necessary to meet the usage demands for our service;
o  expand our  operations  department to 24 hours a day, 365 days a year;
o  bring our  operations  department  in-house;
o hire an in-house sales staff and use consultants to develop and implement our strategies.

Supply Management and Automated Order Filling Process

We do not carry any inventory and will rely exclusively on third party vendors for distribution and fulfillment. We believe that this distribution strategy allows us to offer extensive selection while avoiding the high fixed costs and capital requirements associated with owning and warehousing product inventory.

We have entered into an agreement with Alliance Entertainment, one of the largest firms in the industry, to provide us with fulfillment services for music CDs we sell. When we open our store we will have more than 175,000 CDs to sell, without inventory risk or expense.

Based on our current arrangement with our supplier, the distributor will usually ship merchandise within hours of receiving an electronic order from us. The supplier picks, packs and ships customer orders and charges us for merchandise, shipping and handling.

In the future, we intend to:

o transmit customer orders automatically to our order-filling center by a secure, electronic connection, and processed immediately upon receipt;
o  identify additional suppliers of products and services that we can offer;
o offer customers a choice of shipping options, including overnight, two-day and standard delivery within the United States and expand our shipping options to provide shipping to over 200 countries;
o develop order-tracking features that allows customers to track the status of their order;
o hire an in-house sales staff and use consultants to develop and implement our strategies.

Competition

      The market for online Internet users and advertisers is intensely competitive and rapidly changing. Our most visible competitors currently include CDnow, Inc., Amazon.com, Inc., Columbia House, Billboard Magazine, MTV, UBL and WinAmp. We are subject to competition that is expected to intensify in the future.

      We compete for users with many Internet content providers and Internet service providers, including Web directories, search engines, shareware archives, content sites, commercial online services and sites maintained by Internet service providers, as well as thousands of Internet sites operated by individuals. These competitors include free information, search and content sites or services, such as America Online, CNET, CNN/Time Warner, Excite, Infoseek, Lycos, Microsoft, Netscape and Yahoo!.

        We also compete with traditional forms of media such as newspapers, magazines, radio and television, for advertisers and advertising revenues. We believe that the principal competitive factors in attracting advertisers include the amount of usage through our software, brand recognition, customer service, the demographics of our members and viewers, our ability to offer targeted audiences and the overall cost-effectiveness of the advertising medium we offer.

      We believe that the number of Internet companies relying on Internet-based advertising revenue will increase substantially in the future. Accordingly, we will likely face increased competition, resulting in increased pricing pressures on our advertising rates which could in turn have a material adverse effect on our business, results of operations and financial condition. Advertisers may perceive Internet content providers and Internet service providers, including Web directories, search engines, shareware archives, sites that offer professional editorial content, commercial online services and sites maintained by Internet service providers as more desirable web sites for placement of advertisements.

      We also face competition from traditional music retail chains and megastores, mass merchandisers, consumer electronics stores, music clubs, and a number of small start-up companies. We could also face competition from record companies, multimedia companies and entertainment companies that seek to offer recorded music either directly to the public or through strategic ventures and partnerships.

        We also face significant competition in the growing market for MP3, which is a special computer file format utilized to digitally transmit music. This could reduce the attractiveness of music CDs, which could affect the market acceptance and usage of our software and services. Digitally downloaded music can currently be found on the web sites of existing online music retailers, artists and record labels as well as catalogs of songs provided by Internet portals such as Lycos. We expect the popularity of MP3 to intensify with further entry by additional record labels, artists and portals, including those with greater resources and music content than us. We expect additional market trials and alliances by technology and music industry participants to continue as the music industry attempts to integrate emerging technology into its existing distribution methods.

      In addition, our competition includes traditional media companies, a number of which, including CBS, Sony, Universal, Columbia, BMG, Warner Brothers, Disney and NBC, have recently invested in and acquired Internet companies. Our competitors and potential competitors may develop superior software or services that achieve greater market acceptance than ours.

      Many of our existing and potential competitors, including web directories and search engines and large traditional media companies, have longer operating histories in the web market, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we have. Our competitors may be able to undertake more extensive marketing campaigns for their brands and services, adopt more aggressive advertising pricing policies and make more attractive offers to potential employees, distribution partners, commerce companies, advertisers and third-party content providers.

Proprietary Rights

      Our success depends in part on our ability to protect our proprietary software and other intellectual property. To protect our proprietary rights, we will generally rely on patent, copyright, trademark and trade secret laws, confidentiality agreements with employees and third parties, and license agreements with consultants, vendors and customers, although we have not signed such agreements in every case.

      We currently do not have any patents issued to us. We intend to file for patents as necessary upon completion of this offering. We cannot be certain that any future patent applications will be granted, that any future patent will not be challenged, invalidated or circumvented, or that the rights granted under any patent that may be issued will provide competitive advantages to us. Many of our current and potential competitors dedicate substantially greater resources than we do to protection and enforcement of intellectual property rights, especially patents. We also intend to pursue the registration of certain of our trademarks and service marks in the U.S. and in certain other countries.

      Third parties may copy or obtain and use our proprietary technologies, ideas, know-how and other proprietary information without authorization or independently develop technologies similar or superior to our technologies. Our competitors may obtain patents or other proprietary rights that would prevent, or limit or interfere with our ability to make, use or sell our software or services. If we are found to infringe on the proprietary rights of others and may be required to incur substantial costs to defend any litigation, cease offering our products, obtain a license from the holder of the infringed intellectual property right or redesign our software and services.

        As a publisher and distributor of Internet content, we face potential liability for negligence, copyright, patent, trademark, defamation, indecency and other claims based on the nature and content of the materials that we broadcast. As a result, we may be found to infringe on the proprietary rights of others. Our business, financial condition and operating results could be adversely affected if we are found to infringe on the proprietary rights of others.

      Legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights in Internet-related businesses are uncertain and still evolving. We can not be sure of the future viability or value of any of our proprietary rights or of similar rights of other companies within this market. We cannot be certain that the steps taken by us will prevent misappropriation or infringement of our proprietary information.

      Any litigation might result in substantial costs and diversion of resources and management attention and could have a material adverse effect on our business, results of operations and financial condition.

      CDbeat.com is not obligated to directly pay royalties to artists when it sells music CDs because the royalty payments are covered in payments we make to the suppliers to acquire our merchandise. Because of this, we are not obligated to obtain authorization to sell a particular music CD.

Regulation of our business

      We are not currently subject to direct regulation by any governmental agency, other than laws and regulations generally applicable to businesses, although rules pertaining to the use of encryption may apply to our software.

      Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted in the U.S. and abroad with particular applicability to the Internet. It is possible that governments will enact legislation that may be applicable to us in areas such as content, network security, encryption and the use of key escrow, data and privacy protection, electronic authentication or "digital" signatures, illegal and harmful content, access charges and retransmission activities. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, content, taxation, defamation and personal privacy is uncertain.

      The majority of laws that currently regulate the Internet were adopted before the widespread use and commercialization of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Any export or import restrictions, new legislation or regulation or governmental enforcement of existing regulations may limit the growth of the Internet, increase our cost of doing business or increase our legal exposure. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

      Legislation over content distributed over the Internet could damage the growth of the Internet generally and decrease the demand for our products and services. Although two recently enacted federal laws regulating the content distributed over the Internet have either been partially struck down or enjoined, similar laws may be proposed and adopted.

   In addition, the Federal Trade Commission is considering the adoption of regulations regarding the collection and use of personal identifying information obtained from individuals, including children, when accessing web sites. These developments could have an adverse effect on our ability to target product offerings and attract advertisers and would have a material adverse effect on our business, results of operations and financial condition.

   These  regulations  may  include  a  requirement  that  companies   establish
procedures to:

o give adequate notice to consumers regarding information collection and disclosure practices;
o provide consumers with the ability to have personal identifying information deleted from a company's database;
o clearly identify affiliations or a lack of affiliations with third parties which may collect information or sponsor activities on a company's Web site; and
o obtain express parental consent prior to collecting and using personal identifying information obtained from children under 13 years of age.

      While we intend to implement programs designed to enhance the protection of the privacy of our members, including children, we cannot be certain that such programs will conform with any regulation adopted by the FTC. Moreover, even in the absence of regulation, the FTC has begun investigations into the privacy practices of companies that collect information on the Internet. One investigation by the FTC has resulted in a consent decree in which the Internet company has agreed to establish programs to implement the four principles noted above. We may become subject to an investigation by the FTC, and the FTC's regulatory and enforcement efforts may adversely affect our ability to collect demographic and personal information from members.

      In addition, at the international level, the European Union has adopted a directive that will impose restrictions on the collection and use of personal data. Such directive could affect U.S. companies that collect information over the Internet from individuals in European Union member countries, and may impose restrictions that are more stringent than current Internet privacy standards in the United States. We cannot be certain that this directive will not adversely affect the activities of entities such as us that engage in data collection from users in European Union member countries.

      Due to the global nature of the Internet, it is possible that, the governments of other states and foreign countries might attempt to regulate our transmissions or prosecute us for violations of their laws even though transmissions by us over the Internet currently originate primarily in Brossard, Quebec. Violations of local laws may be alleged or charged by state or foreign governments, and we may unintentionally violate local laws and local laws may be modified, or new laws enacted, in the future. Any of the foregoing developments could have a material adverse effect on our business, results of operations and financial condition.

Privacy Policy

      We believe that issues relating to privacy and use of personal information relating to Internet users are becoming increasingly important as the Internet and its commercial use grow. We have adopted a detailed privacy policy to assure and protect our users from the abuse of their information. Our privacy cornerstone is that we will never sell information that identifies an individual. We do use information about our users for internal purposes only in order to improve our marketing and promotional efforts, to analyze site usage statistically, and to improve content, product offerings and site layout. Users must acknowledge and agree to this policy when registering for our software and services.

Personnel

      As of May 30, 1999, we employed a total of four full-time persons. One is engaged in executive management and three in sales and marketing. We also retain a software development firm that employs sixteen people for our research and development. From time to time, we employ additional independent contractors to support our engineering, market, sales and support and administrative organizations. We believe our relations with our employees are generally good and we have no collective bargaining agreements with any labor unions.

     Our success will depend on our ability to hire and retain additional qualified marketing, sales, technical and other personnel. Qualified personnel are in high demand. We face considerable competition from other Internet software and service firms for these personnel, many of which have significantly greater resources than we have.

Facilities

     We have our corporate headquarters at 444 Bedford Street, Suite 8s in the downtown area of Stamford, Connecticut. Substantially all of our operating activities are conducted from 400 square feet of office space provided by our president at no charge.

      We also have a branch offices in: Tampa, Florida provided by our attorney at no charge and in Woodland Hills, CA provided by our vice president of public relations at no charge. We believe that additional space will be required as our business expands and believe that we can obtain suitable space as needed. We do not own any real estate.

Legal Proceedings

        We are not currently involved in any legal or regulatory proceedings or, arbitration. However, our business involves substantial risks of liability, including possible exposure to liability under federal, state and international laws in connection with the gathering and use of information about our users, infringing the proprietary rights of others and possible liability for product defects, errors or malfunctions.

                              SELLING SECURITYHOLDERS

We have agreed to register shares of our current stockholders for resale at the same time we are selling our own shares in this offering and to pay all offering expenses. Our shareholders are selling 479,000 shares.

We will not receive any of the proceeds of their sales.

Rajesh Vadavia is the president of Cadnetics, Howard Tanney is the president of JAM Capital Corp. and Warran Spiess and Genei Spiess are the beneficiaries of MaxKal Corporation.

Although we have fixed the price of our stock, selling stockholders are free to sell at any price they desire. Sales by selling stockholders at price lower than ours could adversely impact our ability to sell our stock and result in our receiving less proceeds that if there were not such a concurrent offering.

The following table sets forth the name of each selling shareholder and the number of share owned prior to sale. None of the shareholders has ever held any position or office with us.

NAME                                          Number of Shares
----------                                -----------------------
Elsa and Ernest Granz                              200
Edward Gibbons                                     400
Cadnetics Inc.                                 151,200
Cliff Berger                                    20,000
Timothy D. Frawley and  Mary F. Frawley          1,000
Holli Blechner                                   4,500
Frank Falco and Geralyn Falco                    2,000
David Rousso                                     6,000
Thomas A. Caton                                    800
Dominick Caccippio                                 200
Marsha Korinko and Michael Korinki                 400
Frederick Wagner                                   400
Barbara Wagner                                     400
Bonnie Wagner                                      800
JAM Capital Corp.                                5,000
Herbert Appel and June Appel                     1,000
Mark A. Freeman                                110,000
Marlene Cernese                                    200
Benjamin Cernese and Sharon Cernese              1,000
Kanagasabai Sri Jayaramachandra                    500
Noel Stanley Fernando                              500
Ashley Roger Canagasabey                           500
Anil Goel                                          500
Brad Jones                                         500
Shanti McLelland                                   500
Roger McLelland                                    500
Mark DeFelice                                      500
Brian Kelley                                       500
Robert Enslein Jr.                               1,000

Richard Solomon                                    500
Layla Khoury                                       500
Graciela Heintz                                    500
Steven Hendler                                     500
Elie Khouri                                        500
James Dy                                           500
Hermogenes Brillantes                              500
Lawrence Frankel                                   500
Lauren Cooler                                      500
Jeremy and Karen Blumenfeld                        500
Isabel Arberman                                  1,000
Bella and Mauricio Nemes                         1,000
Joshua and Renee Bialek                          1,000
Alfred and Rachelle Arberman                   150,000
Maxkal Corporation                              10,000
                                           -------------------
TOTAL                                          479,000


                            DESCRIPTION OF CAPITAL STOCK

    All material provisions of our capital stock are summarized in this prospectus. However, the following description isn't complete and is subject to applicable Delaware law and to the provisions of our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.

Common Stock

As of April 30, 1999, there were 4,396,846 shares of common stock outstanding held of record by 47 stockholders, and options to purchase an aggregate of 431,396 shares of common stock were also outstanding.

    You have the voting rights for your shares. You and all other common stockholders have identical rights and preferences. You and they may cast one vote for each share held of record on all matters submitted to a vote. You have no cumulative voting rights in the election of directors.

    You have dividend rights for your shares. You and all other common stockholders are entitled to receive dividends and other distributions when declared by our board of directors out of the assets and funds legally available, based upon the percentage of our common stock you own. We will not pay dividends. You should not expect to receive any dividends on shares in the near future. This investment may be inappropriate for you if you need dividend income from an investment in shares.

    You have rights if we are liquidated. Upon our liquidation, dissolution or winding up of affairs, you and all other common stockholders will be entitled to share in the distribution of assets remaining after payment or provision for payment of all debts, liabilities and expenses, and any liquidation preference to which preferred stockholders, if any, may then be entitled. Our directors, at their discretion, may borrow funds without your prior approval, which potentially further reduces the liquidation value of your shares.

      You have no right to acquire shares of stock based upon the percentage of our common stock you own when we sell more shares of our stock to other people. This is because we do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares of common stock, result in a dilution of our percentage ownership that you hold.

Preferred Stock

As of April 30, 1999, there were 311.75 shares of preferred stock class a outstanding held of record by 2 stockholders, and 50,000 shares of preferred stock class c outstanding held of record by 1 stockholder. None of these preferred shares are being converted prior to or at the time of the initial public offering. All preferred stock class b has been converted into common stock and none remain issued.

      Our board of directors can issue preferred stock at any time with any rights and preferences without your approval. Our authorized preferred stock may be issued from time to time in one or more designated series or classes. Our board of directors, without your approval, is authorized to establish the voting, dividend, redemption, conversion, liquidation and other relative provisions as may be provided in a particular series or class. The issuance of preferred stock, while providing flexibility for possible acquisitions and other corporate purposes, could, among other things, adversely affect your voting power. Under some circumstances a third party may find it more difficult to acquire, or be discouraged from acquiring, a majority of our outstanding voting stock because we issue preferred stock.

If we are liquidated or dissolved, preferred stock would be entitled to our assets, to the exclusion of the common stockholders, to the full extent of the preferred stockholders' interest in us.

    We have preferred stock class a. This entitles persons to convert each preferred stock into 1,000 shares of our common stock upon specified conditions related to the public listing of our shares and our receiving at least $5,000,000 of net investment capital.

  The conversion rate will be adjusted in the event we change our stock structure, for example by a stock split or stock dividend. These preferred stockholders are not entitled to any voting rights, except as may be required by law; preferential dividend rights; or rights to be repurchased by us.

    We have preferred stock class c. This entitles the owners to convert each preferred stock into ten shares of our common stock upon specified conditions related to the public listing of our shares, our receiving at least $1,000,000 of net investment capital and specific corporate milestones. Preferred stock, class c shares are converted based on two milestones (i) time - released in equal amounts over 3 years and (ii) released pro-rata as the company records one million software downloads. As of April 30, 1999 none of the preferred shares, class c have qualified to be converted into common shares.

    The conversion rate will be adjusted in the event we change our stock structure, for example by a stock split or stock dividend. These preferred stockholders are not entitled to any voting rights, except as may be required by law; preferential dividend rights; or rights to be repurchased by us.

    We have warrants and options. There are 431,396 warrants and options which entitles the owners to purchase and equivalent number of shares of our common stock at $2.50 per common share. These warrants expire on December 31, 1999.

  The conversion rate will be adjusted in the event we change our stock structure, for example by a stock split or stock dividend. These warrant and option holders are not entitled to any voting rights, except as may be required by law; preferential dividend rights; or rights to be repurchased by us.

Transfer Agent and Registrar

      The Transfer Agent and Registrar with respect to the common stock is Florida Atlantic Stock Transfer, Inc., Tamarac, Florida.

                          SHARES ELIGIBLE FOR FUTURE SALE

    Of the shares outstanding after the offering, the 4,000,000 shares sold in this offering, including the 479,000 shares sold by our stockholders, will have been registered with the SEC under the Securities Act of 1933 and will be eligible for resale without registration under the Securities Act except if they were acquired by our directors, executive officers or other affiliates. In addition, there are 431,396 warrants and options outstanding and preferred shares that are convertible into an additional 311,750 common shares. Our directors, executive officers, and persons or entities that they control will be able to sell shares of stock without violating the limitations of Rule 144 under the Securities Act. The remaining 3,917,846 outstanding shares may only be sold under Rule 144. The shares underlying the warrants and options can only be sold under Rule 144 unless we register those shares.

    Under Rule 144, directors, executive officers, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in an amount limited to the greater of 1% of our outstanding shares of common stock or the average weekly trading volume in our common stock during the four calendar weeks preceding a sale. Sales under Rule 144 also must be made without violating the manner-of-sale provisions, notice requirements and the availability of current public information about us.

    Before the offering, no public trading market for our common stock existed. We cannot predict what effect, if any, that sales of shares or the availability of shares for sale will have on the prevailing market price of our common stock after completion of the offering. Nevertheless, sales of substantial amounts of common stock in the public market could have an adverse effect on prevailing market prices.

                                     MANAGEMENT

The following table and subsequent discussion sets forth information concerning our directors and executive officers, each of whom will serve in the same capacity with us upon completion of the offering. Each director and executive officer was elected to his position in 1998.


Name                                Age         Title

Joel Arberman                       26    President, CEO, and Director
Bryan Eggers                        50    Vice President of Public Relations
Avi Kerbs                           52    Director

Mr. Arberman has served as president, chief executive officer and a member of our board of directors since May 1998. From January 1997 until May 1998, Mr. Arberman served as an independent corporate finance and business development consultant. From August 1995 until January 1997, Mr. Arberman served as an Internet Analyst of Yorkton Securities, Inc., an investment banking firm. From November 1994 until August 1995, Mr. Arberman served as an Equity Analyst at SunAmerica Asset Management Company, an asset management company. From July 1993 until November 1994, Mr. Arberman served as a Junior Analyst at First Investors Management Corporation, an asset management company. Mr. Arberman holds a B.S. degree in Business Administration with a concentration in finance and marketing and a minor in economics from the State University of New York, at Albany.

Mr. Eggers has served as vice president of public relations since December 1998. From August 1998 until December 1998, Mr. Eggers served as an independent public relations consultant. From May 1996 until August 1998, Mr. Eggers served as the Marketing Communications Manager of Luckman Interactive, an Internet software development company. From April 1994 until May 1996, Mr. Eggers served as a Public Relations Specialist for the Dataproducts Division of Hitachi, a computer printer manufacturer. From May 1993 until April 1994, Mr. Eggers served as a consultant for public relations and marketing for Now-Online, Inc., an Internet service provider.

Mr. Kerbs has served as a Director since December 1998. For the past five years, Mr. Kerbs has served as the president and chief executive officer of Teuza
Management and Development based in Haifa Israel. Teuza is a venture capital fund invested in the communications, semiconductor equipment and software, healthcare and biotechnology fields. Mr. Kerbs provides the overall direction of PhD's, engineers, accountants and legal consultants, engaged in the identification of high technology investment opportunities and in the completion of due diligence studies to venture capital investments on the part of the Teuza Fund. He serves as a Director of many development stage companies and is the Chairman of the Board of NESS and Rotlex. He holds a Bachelor of Science degree in Industrial Engineering and Management from the Technion and a Master of Science degree in Management from the Technion.

Our directors all hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the fiscal year ended December 31, 1998, by our other executive officers whose salary and bonus for fiscal year 1998 exceeded $100,000.

                             Summary Compensation Table
                           Long-Term Compensation Awards

Name and Principal        Annual Compensation - 1998
Position

                          Salary ($)       Bonus ($)     Number of Shares
                          ----------       ---------     Underlying Options (#)
                                                         ---------------------
Joel Arberman, president  None             None          None

We have entered into two-year employment agreements with Joel Arberman and Bryan Eggers. Mr. Arberman and Mr. Eggers will be compensated for their services at the rate of $70,000 per year.

Delaware Law on Indemnification

Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Following the close of this offering, we will be subject to the State of Delaware's business combination statute. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

As permitted by Delaware law, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

Stock Incentive Plan

Our 1998 stock incentive plan was originally adopted by our board of directors and approved by stockholders on October 15, 1998. The stock incentive plan provides for the grant of stock options for up to a total of 10% of the shares of common stock to employees, officers and directors of, and consultants or advisors to us.

Each of the incentive stock option agreements will provide that the options become exercisable if we achieve a specific stock price during the three-year period commencing on the date of the grant of the options. We are deemed to have achieved our stock price target if, at any time during the three-year period commencing on the day we issue the options:

o We shall have sold shares common stock at a price 50% higher than the offering price, subject to adjustment for additional share issuance's including stock splits or stock dividends, or more per share, to a person or entity which is unaffiliated with us or any of our stockholders, officers or directors, in a private placement or public offering, or
o Our board of directors determines, in good faith, that the fair market value of a share of our common stock is equal to 50% above the offering price or more, subject to similar adjustment.

                             RELATED PARTY TRANSACTIONS

As of April 30, 1999, we borrowed from Mr. Arberman, our president and chief executive officer a total of $85,175 at a 6% interest rate, payable upon demand.

                               PRINCIPAL SHAREHOLDERS

The following table sets forth information about our current shareholders assuming the sale of the maximum number of shares of common stock offered and conversion of all issued preferred shares. In addition, Mr. Arberman has placed 500,000 of his 3,900,000 common shares in escrow with the board of directors. The escrow agreement contains the provision that ten common shares shall be cancelled pro-rata as each preferred share class c held by Mr. Eggers is converted.

Mr. Arberman directs all voting rights of the preferred shares class c owned by Mr. Eggers. The terms of the escrow agreements specify that one thirty-sixth of the preferred shares are to be released each month, subject to the limitation that for every share released, on a cumulative basis we must have met certain software download goals. It is possible that some or all of the preferred class c shares will not be converted into common shares. The agreements are irrevocable and have an initial term of three years and may be renewed indefinitely.

Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent that authority is shared by spouses under applicable law.

                      Beneficial Ownership of common
                      stock
                      Shares Owned      Percentage of Class
                                        Before offering     After offering
Joel Arberman            3,400,000      77.33%              42.94%
Bryan Eggers               500,000      11.37%               6.31%
                         ---------     -------
All directors and        3,900,000      88.70%              49.26%
officers as a group-
3 persons

                                    THE OFFERING
We are selling 3,521,000 shares of our common stock. Some of our stockholders are selling an additional 479,000 shares concurrently, which represents 11.98% of the shares being offered.

We will be selling our shares at the same time as the selling shareholders are selling their shares. Our stockholders are offering 479,000 shares, which represents 11.98% of the shares being offered. We have fixed the price of the stock we are selling in this offering, however, our selling stockholders may offer their shares at a lower price. Sales by selling stockholders at prices lower than ours could hurt our ability to sell our stock. This may result in our receiving less proceeds than if there was no concurrent offering, which could reduce the value of your shares.

Our selling stockholders are selling their shares without the use of a professional underwriter and may sell their shares on the stock market through the use of a broker or in private transactions. We will not receive any of the proceeds from the sale of their shares. Our selling shareholders are not under a lock-up or any other agreement restricting the sale of their shares. They can sell their shares at any time, in any amount and at any price. The shares we are selling do not have priority over the shares being sold by our selling shareholders.

      Messrs. Arberman and Eggers will sell our shares directly to potential purchasers and we do not plan to use underwriters or pay any commissions. We will be selling our shares in a direct participation offering and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell and no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. The offering will remain open until June 30, 2000, unless we decide to cease selling efforts prior to this date.

    We will not escrow of any of the proceeds of this offering. Accordingly, we will have use of your funds once we accept your subscription and funds have cleared. Your subscription is non-refundable.

      No public trading market for the common stock exists, and one may never exist. We hope to have our common stock prices listed on the bulletin board maintained by the National Association of Securities Dealers. The development of a public trading market depends upon the existence of willing buyers and sellers, which is not within our control or that of any market maker. We do not currently have a market maker. Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure for trades in any stock defined as a penny stock. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction before sale.

WHERE YOU CAN FIND MORE INFORMATION?

      We have not previously been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. We have filed with the SEC a registration statement on Form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information with respect to us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and our exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

    You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

                 Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements that reflect our views about future events and financial performance. Our actual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements for various reasons, including those in the "risk factors" section beginning on page 6. Therefore, you should not place undue reliance upon these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

                                 LEGAL PROCEEDINGS
    We are not a party to or aware of any threatened litigation of a material nature.

                                   LEGAL MATTERS
    The validity of the shares offered under this prospectus is being passed upon for us by Williams Law Group, P.A., Tampa FL.

                                FINANCIAL STATEMENTS

                                 CDBEAT. COM, INC.
                          (A Development Stage Enterprise)


TABLE OF CONTENTS

-------------------------------------------------------------------------------

Independent Auditors' Report                                                F-2

Balance Sheet as of December 31, 1998                                       F-3

Statement of Operations for the period May 8, 1998
    (date of incorporation) to December 31, 1998                            F-4

Statement of Stockholders' Equity for the period May 8, 1998
    (date of incorporation) to December 31, 1998                            F-5

Statement of Cash Flows for the period May 8, 1998
    (date of incorporation) to December 31, 1998                            F-6

Notes to the Financial Statements                                           F-7


-------------------------------------------------------------------------------














                                        F-1

             [Letterhead of Beard Nertney Kingery Crouse & Hohl, P.A.]

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of CDbeat.com, Inc.:

We have audited the accompanying balance sheet of CDbeat.com, Inc. (the "Company"), a development stage enterprise, as of December 31, 1998, and the related statements of operations, stockholders' equity and cash flows for the period May 8, 1998 (date of incorporation) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998, and the results of its operations and its cash flows for the period May 8, 1998 (date of incorporation) to December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has generated a net loss of $124,074 for the period May 8, 1998 (date of incorporation) to December 31, 1998, and is anticipating a net loss for the fiscal year ended December 31, 1999. In addition, the Company will require a significant amount of capital to commence its planned principal operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Beard Nertney Kingery Crouse & Hohl, P.A.

February 16, 1999 (except for Note J as to which the
Date is May 1, 1999)
Tampa, FL

                                CDBEAT.COM, INC.
                       (A Development Stage Enterprise)

                    BALANCE SHEET AS OF DECEMBER 31, 1998

-------------------------------------------------------------------------------

ASSETS

Cash and cash equivalents                                              309,203
                                                                   $
Employee advance                                                         4,984
Prepaid product development costs                                      420,000
Computer equipment (net of
  accumulated depreciation of $26)                                       1,557
                                                                   ------------
TOTAL                                                              $   735,744
                                                                   ============


LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Accrued expenses                                                   $    32,511
Due to stockholder                                                         279
                                                                   ------------
   Total liabilities                                                    32,790
                                                                   ------------

STOCKHOLDERS' EQUITY:
Convertible preferred stock - $.001 par value, 10,000,000 shares authorized:
   Class A preferred stock - 27.847 shares issued and
       outstanding, liquidation value $0                                     0
   Class B preferred stock - 100 shares issued and
       outstanding, liquidation value $0                                     0
   Class C preferred stock - 100,000 shares issued and
       outstanding, liquidation value $100                                 100
   value $100
Common stock - $.001 par value 20,000,000 shares
  authorized; 4,313,600 shares issued and outstanding                    4,314
Additional paid-in capital                                             822,614
Deficit accumulated during the development stage                     (124,074)
                                                                   ------------
   Total stockholders' equity                                          702,954
                                                                   ------------
TOTAL                                                              $   735,744
                                                                   ============

-------------------------------------------------------------------------------
SEE NOTES TO FINANCIAL STATEMENTS.
                                     F-3

                              CDBEAT.COM, INC.
                      (A Development Stage Enterprise)

                           STATEMENT OF OPERATIONS
             for the period May 8, 1998 (date of incorporation)
                            to December 31, 1998

------------------------------------------------------------------------------


EXPENSES:
Professional fees                                                $     87,775
Payroll and related taxes                                              28,933
Office and administration                                               2,461
Marketing and travel                                                    5,618
Depreciation                                                               26
                                                                 -------------

   Total expenses                                                     124,813

OTHER INCOME-
   Interest                                                             (739)
                                                                 -------------

NET LOSS                                                          $   124,074
                                                                 =============

NET LOSS PER SHARE:

Basic                                                            $       0.03
                                                                 =============
Weighted average number of shares - basic                           4,114,825
                                                                 =============

Diluted                                                          $       0.03
                                                                 =============
Weighted average number of shares - diluted                         4,128,982
                                                                 =============


------------------------------------------------------------------------------






SEE NOTES TO FINANCIAL STATEMENTS.

                                    CDBEAT.COM, INC.
                            (A Development Stage Enterprise)

                        STATEMENT OF STOCKHOLDERS' EQUITY
                   for the period May 8, 1998 (date of incorporation)
                                  to December 31, 1998

                                                                                           Deficit
                                                                                          Accumulated
                                                                              Additional  During the
                                    Convertible Preferred  CommonkStock        Paid-      Development
                                     Shares    Par Value   Shares   Par Value in Capital    Stage       Total
                                     ------    --------  ---------- --------- ----------  -----------  ---------
Balances, May 8, 1998
  (date of incorporation)                0    $   0         0         $  0    $     0      $   0         $    0

Proceeds from issuance of
  common stock                                          4,217,600     4,218   443,782                    448,000

Issuance of stock in exchange
for product development costs:
      Class B Preferred                 100       0                           138,000                    138,000
      Common                                               96,000        96   239,904                    240,000


Issuance of preferred stock
in exchange for capital
raising services:
  Class A                                28      0                                 28                         28

Issuance of preferred stock
as part of employment
agreement and in exchange for
expenses:
  Class C                           100,000   100                                 900                      1,000

Net loss for the period, May
  8, 1998 ( date of incorporation)
  to December 31, 1998                                                                       (124,074)  (124,074)
                                   -------  --------   ----------   -------  ---------       ---------  --------

Balances, December 31,             100,128  $   100    4,313,600    $ 4,314  $ 822,614       $(124,074) $702,954
                                   =======  ========   ==========   =======  =========       =========  ========


SEE NOTES TO FINANCIAL STATEMENTS.                    F-5

                              CDBEAT.COM, INC.
                      (A Development Stage Enterprise)

                           STATEMENT OF CASH FLOWS
             for the period May 8, 1998 (date of incorporation)
                            to December 31, 1998

------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                        $ (124,074)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
        Issuance of preferred stock
          for professional services                                     1,028
        Depreciation                                                       26
     Change in assets and liabilities, net:
        Increase in accrued expenses                                   32,511
        Increase in employee advance                                  (4,984)
        Increase in prepaid product development costs                (42,000)
        Increase in due to stockholder                                   279
                                                                  ------------
NET CASH USED IN OPERATING ACTIVITIES                                (137,214)
                                                                  ------------

CASH FLOWS USED IN INVESTING ACTIVITIES-
   Purchase of equipment                                              (1,583)
                                                                  ------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES-
   Proceeds from the issuance of common stock                         448,000
                                                                  ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                             309,203

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                     $        0
                                                                  -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                           $  309,203
                                                                  ============

   Interest paid                                                     $      0
                                                                  ============

   Taxes paid                                                        $      0
                                                                  ============

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES:

   Common stock issued for prepaid product development costs      $ (240,000)
   Preferred stock issued for prepaid product development costs     (138,000)
                                                                  ------------
                                                                  $ (378,000)
                                                                  ============

SEE NOTES TO FINANCIAL STATEMENTS.
                                      F-6

                                  CDBEAT.COM, INC.
                        (A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

CDbeat.com, Inc. F/K/A SMD Group, Inc. (the "Company") was incorporated under the laws of the state of Delaware on May 8, 1998. The Company, which is considered to be in the development stage as defined in Financial Accounting Standards Board Statement No. 7, intends to provide branded, interactive information and programming as well as merchandise to music enthusiasts worldwide. The planned principal operations of the Company have not commenced, therefore accounting policies and procedures have not been established.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company generated a net loss of $124,074 for the period May 8, 1998 (date of incorporation) to December 31, 1998, and is anticipating a net loss for the fiscal year ending December 31, 1999. In addition, the Company will require a significant amount of capital to commence its planned principal operations. Accordingly, the Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital to finance its anticipated losses and planned principal operations. The Company's plans include a public offering of its common stock (see Note I) and the issuance of debt, however there is no assurance that we will be successful in these efforts. In the event the Company receives minimal or no proceeds from the public offering, the Company will seek alternative funding sources and may adjust its focus and expenditures required for implementing its planned operations. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


                                       F-7

NOTE C - CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains all of its cash and cash equivalents at one FDIC insured institution, which has a maximum insurance limit of $100,000.

Accordingly, as of December 31, 1998, approximately $209,000 of cash and cash equivalents were not covered by FDIC insurance.


NOTE D - PREPAID PRODUCT DEVELOPMENT COSTS

On December 31, 1998, the Company engaged a software development firm (the "Developer") to develop a software application for the Company's planned interactive Web site (the "Application"). Pursuant to terms of the agreement, the Developer received total consideration of $420,000 through December 31, 1998; such consideration consisted of (1) cash of $42,000; (2) 96,000 shares of the Company's common stock having a market value of $240,000; and (3) 100 shares of the Company's convertible Class B preferred stock having a market value of $138,000 (these shares were converted into 55,200 of the Company's common shares in January 1999).

In January 1999, the scope of the engagement was amended whereby additional services will be provided by the Developer for $240,000. These costs, along with the $420,000 of prepaid product development costs in the accompanying balance sheet, will be expensed as the services are provided. No amounts were expensed during 1998.

NOTE E - INCOME TAXES

During the period May 8, 1998 (date of incorporation) to December 31, 1998, the Company recognized losses for both financial and tax reporting purposes. Accordingly, no deferred taxes have been provided for in the accompanying statement of operations. The significant components of the deferred tax asset as of December 31, 1998, assuming an effective income tax rate of 34%, are approximately as follows:

        Deferred Income Tax Asset:
           Net operating loss carryforwards         $    42,200
                                                  -------------
           Deferred income tax asset                     42,200
           Less valuation allowance                    ( 42,200)
                                                  -------------
      Total deferred income tax asset - net         $        0
                                                  =============


The Company established a valuation allowance to fully reserve the deferred income tax asset as of December 31, 1998 as the realization of the asset did not meet the required asset recognition standard established by Financial Accounting Standards Statement No. 109 "Accounting for Income Taxes."

At December 31, 1998, the Company had net operating loss carryforwards of approximately $124,000 for income tax purposes. These carryforwards will be available to offset future taxable income through the year 2018.

                        F-8

NOTE F - PREFERRED AND COMMON STOCK

Convertible Preferred Stock

In addition to the preferred shares discussed at Note D, the Company has issued preferred shares as follows:

      a. 27.847 shares of Class A, which were issued to certain consultants for services related to capital raising activities through the Company's private placements. In January 1999, all of these shares were converted into 27,847 shares of common stock. Because of the nature of the services provided by the consultants, the fair market value of the shares of $69,618 has been recorded as a reduction of additional paid-in capital.

      b. 100,000 shares of Class C, which were issued to two individuals in connection with the purchase of certain intangibles, and which may under certain conditions be converted to 1,000,000 shares of the Company's common stock. The employees have agreed to place the preferred shares into a voting trust that is administered by the Company's president. Pursuant to terms of the voting trust agreements, one thirty-sixth of the preferred shares are to be released each month, subject to the limitation that for every share released, the Company on a cumulative basis must have met certain software download goals. As such, it is possible that some or all of these shares will not be converted into common shares, and accordingly, the Company has not recorded compensation expense during the period May 8, 1998
         (date of incorporation) to December 31, 1998.  Rather, the Company will record compensation expense equal to the fair market value of the
         common shares on the date any such shares are earned.   The agreements,
         which are irrevocable, have an initial term of three years and may be renewed indefinitely.

Each of the above classes consists of the following rights and preferences: (1) no stated dividends, (2) non-voting, (3) no preferential dividends, (4) no redemption rights, (5) liquidation preference equal to its par value and assuming the required conditions are met, convertible into common shares at any time prior to December 31, 2010. The conversion rates described above are subject to proportional adjustment in the event of a stock split, stock dividend or similar recapitalization event effecting such shares.

Common Stock

In addition to the common shares discussed in Note D above, the Company has issued common shares as follows:

a. Upon its incorporation, 4,025,000 shares for cash of $25,000 (3,900,000 of these shares were issued to the Company's president).

b. Pursuant to a private placement of securities effected between August and September 1998, 39,000 shares were sold to twenty-five investors at a price of $1.00 per share.

c. Pursuant to a private placement of securities effected between October 1998 and December 1998, 153,600 shares were sold to nineteen investors at a price of $2.50 per share.

In connection with the issuance of Class C preferred stock, the Company's president has placed 1,000,000 of his common shares in escrow with the Company under an irrevocable trust agreement. Ten of these shares will be canceled upon conversion of each of the currently issued and outstanding Class C preferred shares to common stock. Shares not canceled under this trust agreement by October 14, 2001 will be released to the Company's president (unless the term of the agreement is extended).

Warrants

As of December 31, 1998, the Company had issued warrants entitling certain consultants to purchase 17,847 shares of common stock for a price of $2.50 per share (which, based on recent sales, the Board of Directors believes is the fair market value of the stock).

NOTE G - STOCK OPTION PLAN

The Company's 1998 Stock Option (the "Plan") was adopted by the Board of Directors and approved by the Company's stockholders on October 15, 1998. The Plan provides that a maximum of 1,000,000 shares of common stock shall be initially available for issuance, and allows the Board of Directors to make additional one-time grants of up to 1,000,000 shares for newly hired personnel. As of December 31, 1998, no such options had been granted.

NOTE H - LOSS PER SHARE

The Company computes net loss per share in accordance with SFAS No. 128 "Earnings per Share" ("SFAS No. 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period. Common equivalent shares, composed of incremental common shares issuable upon the conversion of Class A and B convertible preferred stock, are included in diluted net income per share to the extent such shares are dilutive.



                                        F-10

Warrants and Class C preferred stock have been excluded from the loss per share calculations because they currently are not dilutive. The following table sets forth the computation of basic and diluted net loss per share:

Numerator
     Net loss available to common stockholders      $
                                                     124,074
                                                   ==========

Denominator
     Weighted average shares                       4,114,825
                                                   ----------
     Denominator for basic calculation             4,114,825

     Weighted average effect of dilutive securities:
       Class A Preferred Stock                        12,800
       Class B Preferred Stock                         1,357
                                                   ==========
     Denominator for diluted calculation           4,128,982
                                                   ==========

Net loss per share:
     Basic                                           $  0.03
                                                   ==========
     Diluted                                         $  0.03
                                                   ==========

NOTE I - PROPOSED COMMON STOCK OFFERING

On January 15, 1999, the Company filed a registration statement with the Securities and Exchange Commission for the sale of up to 4,000,000 shares of its common stock, including 479,000 of which are being offered by existing shareholders, for $2.50 per share. The offering is on a direct participation, no minimum basis. As such, there will be no escrow of any of the proceeds of the offering and the Company will have the immediate use of such funds to finance its planned operations.

NOTE J - COMMITMENTS

Effective December 1, 1998, the Company executed two year employment agreements with its President and its Vice President of Publicity which require aggregate annual compensation of $140,000 per annum, plus certain bonuses and fringe benefits (as defined in the employment agreements). The employment agreements contain clauses, which allow the Company to terminate the officers' employment for various reasons. If the Company elects to exercise such rights without reasonable cause (as defined in the employment agreements), the respective officer(s) will be entitled to their salary and benefits for a period equal to the lesser of (1) twelve months or (2) the remaining term of the employment agreement.

NOTE K - RELATED PARTY TRANSACTIONS

During the period May 8, 1998 (date of incorporation) to December 1, 1998, the Company's president provided start-up services and a portion of his home for office space for no consideration. The value of such services and office space provided are not considered material and as such no expenses have been recorded.

NOTE L - SUBSEQUENT EVENTS

The following significant events have occurred subsequent to December 31, 1999:

      a. On January 12, 1999, the Company engaged a financial consulting firm (the "Firm") to provide various consulting services for a fee of $75,000. The Firm is also entitled to receive as additional consideration 303 Class A Convertible Preferred Shares convertible into 303,000 shares of common stock at a fair market value of $757,500 and a warrant entitling them to purchase 303,000 shares of the Company's common stock at a price of $2.50 per share. Certain milestones must be met before conversion or exercise.

      b. The Company's president and majority stockholder has advanced $26,500 to the Company; such advances bear interest at 6%, are unsecured and due on demand.

      c. In January 1999, warrants were granted to various employees and individuals to purchase 110,500 shares of the Company's common stock at a price of $2.50 per share. None of the warrants have been exercised.


 ------------------------------------------------------------------------------

Part II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of directors and officers.

The  information   required  by  this  Item  is  incorporated  by  reference  to
"indemnification" in the prospectus herein.

Item 25. Other Expenses of Issuance and Distribution.
SEC Registration Fee             $2,780
Blue Sky Fees and Expenses       10,000
Legal Fees and Expenses           5,000
Printing and Engraving Expenses  20,000
Accountants' Fees and Expenses    6,000
Miscellaneous                     5,000
   Total                        $48,780

The foregoing expenses, except for the SEC fees, are estimated.

Item 26. Recent sales of unregistered securities.

  The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

On May 8, 1998, we issued 3,900,000 shares of common stock to Joel Arberman, president and CEO of the Registrant for immaterial organizational services provided for us. The foregoing purchase and sale were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to
Section 4(2) on the basis that the transaction did not involve a public offering.

On May 10, 1998, we issued 125,000 shares of common stock to Alfred and Rachelle Arberman, for an aggregate consideration of $25,000. No sales commissions were paid in connection with the offering. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to Section 4(2) on the basis that the transactions did not involve a public offering.

Pursuant to a private placement of securities effected between August 1998 and September 1998, we sold 39,000 common stock to 25 investors, each of whom subscribed to purchase the shares, at a price of $1.00 per share, for aggregate consideration of $39,000. No sales commissions were paid in connection with the offering. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to Section 4(2) on the basis that the transactions did not involve a public offering.

Pursuant to a private placement of securities effected between October 1998 and December 1998, we sold 153,800 common shares to 19 investors, each of whom subscribed to purchase the shares, at a price of $2.50 per share, for aggregate consideration of $384,500. No sales commissions were paid in connection with the offering. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to Section 4(2) on the basis that the transactions did not involve a public offering.

On October 15, 1998, we bought from Mr. Eggers and Mr. Payne, the current vice president of public relations and former vice president of technology, all right, title and interest to all intellectual property they owned relating to specific software, technology and ideas relating to Internet-based and computer-based music. In exchange for the sale, we issued to each of Mr. Eggers and Mr. Payne 50,000 preferred shares class c for a consideration of approximately $.001 per share of preferred stock class c, or an aggregate of $1,000. The preferred shares class c are convertible into 1,000,000 shares of common stock following the achievement of specified milestones. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to Section 4 (2) on the basis that the transactions did not involve a public offering.

On December 31, 1998, we issued to Cadnetics Inc., a software development firm for the Registrant, 96,000 shares of common stock for consideration of $240,000 of computer software design and development services, plus 100 shares of preferred stock class b for consideration of $138,000 of services. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to Section 4(2) on the basis that the transactions did not involve a public offering.

On December 31, 1998, we issued a total of 27.847 shares of preferred stock class a, which are convertible into 27,847 shares of common stock, to Larry Kirsch and Scott Eliasoph, for consideration of approximately $1.00 per share of preferred stock class a, or an aggregate of $27.85. These shares were issued for business plan writing and evaluation services provided to us. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to Section 4(2) on the basis that the transactions did not involve a public offering.

On December 31, 1998, we issued a warrant to Larry Kirsch and Scott Eliasoph, for nominal services provided to us, for a total of 17,847 shares of common stock. The warrants granted are exercisable at a price of $2.50 per share. The warrants were issued for general corporate advice including on corporate presentations and business plan reviews and guidance. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to
Section 4(2) on the basis that the transactions did not involve a public offering.

Between January 1, 1999 and January 9, 1999, we issued 79,030 warrants to purchase common shares a price of $2.50 per share, to ten individuals for nominal amount of services provided to us. The warrants were issued for general corporate advice and guidance on corporate strategies and plans. No sales commissions were paid in connection with the offering. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to
Section 4(2) on the basis that the transactions did not involve a public offering.

On January 11, 1999, we issued to Larry Kirsch and Scott Eliasoph, consultants to us, a total of 27,847 shares of common stock for the conversion of 27.847 shares of preferred stock class a. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to Section 4(2) on the basis that the transactions did not involve a public offering.

On January 12, 1999, we issued to L&R Holdings Inc., a consulting firm for the Registrant, 303 preferred stock class a, which are convertible into 303,000 shares of common stock, for consideration of approximately $1,000 per share, or an aggregate of $303,000. In addition, for nominal services provided to us, we issued 303,000 warrants to purchase common shares a price of $2.50 per share to L&R Holdings, Inc. The warrants were issued for strategic consulting advice and services relating to positioning, guidance and introductions to music and entertainment individuals and companies. Some assistance relating to the re-writing of business plan was also provided. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to Section 4(2) on the basis that the transactions did not involve a public offering.

On January 12, 1999, we issued to Fred Sager, a consultant to us, 8.75 preferred stock class a, which are convertible into 8,750 shares of common stock, for consideration of approximately $1000 per share of preferred stock class a, or an aggregate of $8,750. In addition, for business consulting and strategic partner introductions provided to us, we issued 31,500 warrants to purchase common shares a price of $2.50. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to Section 4(2) on the basis that the transactions did not involve a public offering.

On January 12, 1999, we issued to Cadnetics, Inc., a software development firm for the Registrant, 55,200 shares of common stock for the conversion of 100 shares of preferred stock class B. There are no other class b preferred shares that have been issued.

All investors had the opportunity to ask questions and receive answers from all of our officers, directors and employees. In addition, they had access to review all of our corporate records and material contracts and agreements.

May 8, 1998
Joel Arberman                       accredited

May 10, 1998
Alfred and Rachelle Arberman        accredited (participated in two offerings as
noted)
between August 1998 and September 1998
Kanagasabai Sri Jayaramachandra     sophisticated
Noel Stanley Fernando               sophisticated
Ashley Roger Canagasabey            sophisticated
Anil Goel                           sophisticated
Brad Jones                          sophisticated
Shanti McLelland                    sophisticated
Roger McLelland                     sophisticated
Alfred and Rachelle Arberman        accredited (participated in two offerings as
                                                noted)
Mark DeFelice                       accredited
Brian Kelley                        accredited
Robert Enslein Jr.                  accredited

Richard Solomon                     accredited
Hermogenes Brillantes               accredited
Jeremy and Karen Blumenfeld         sophisticated
Isabel Arberman                     sophisticated
Bella and Mauricio Nemes            sophisticated
Joshua and Renee Bialek             sophisticated
Lawrence Frankel                    sophisticated
Lauren Cooler                       sophisticated
Elie Khouri                         sophisticated
James Dy                            sophisticated
Holli Blechner                      sophisticated (participated in two offerings
                                                   as noted)
Layla Khoury                        sophisticated
Graciela Heintz                     sophisticated
Steven Hendler                      sophisticated

between October 1998 and December 1998

David Rousso                        accredited
Cliff Berger                        accredited
Mark A. Freeman                     accredited
JAM Capital Corp.                   accredited
Thomas A. Caton                     sophisticated
Holli Blechner                      sophisticated (participated in two offerings
                                                   as noted)
Maxkal Corporation                  sophisticated
Elsa and Ernest Granz               sophisticated
Edward Gibbons                      sophisticated
Timothy D. Frawley and
   Mary F. Frawley                  sophisticated
Frank Falco and Geralyn Falco       sophisticated
Dominick Caccippio                  sophisticated
Marsha Korinko and Michael Korinki  sophisticated
Frederick Wagner                    sophisticated
Barbara Wagner                      sophisticated
Bonnie Wagner                       sophisticated
Herbert Appel and June Appel        sophisticated
Marlene Cernese                     sophisticated
Benjamin Cernese and Sharon Cernese sophisticated

December 31, 1998
Cadnetics, Inc.                     sophisticated
Scott Eliasoph                      sophisticated
Larry Kirsch                        sophisticated

Options issued between January 1, 1999 and January 9, 1999

Avi Kerbs                        Accredited
Sefany Jones                     Sophisticated
Hillary Braderman                Sophisticated
Fred Sager                       Accredited
Dave Rosenfeld                   Accredited
George Chajes                    Sophisticated
Ronald Kassover                  Accredited
Kerry Kassover                   Sophisticated
Mordechai Dugatz                 Accredited
Harvey Jacobson                  Accredited

Shares issued on January 12, 1999
Fred Sager                       Accredited

Item 27. Exhibits.

The exhibits marked with an "*" have already been filed. The remaining exhibits are filed with this Registration Statement:

Number          Exhibit Name
 1.1   Subscription Agreement
*3.1   Articles of Incorporation
*3.2   By-Laws
*4.1   Rights and Preferences of preferred stock
*5.0   Opinion Regarding Legality
*10.   Form of Employment Agreement with Joel Arberman, Bryan Eggers and Larry
        Payne.
*10.2  Stock Option Plan
*10.3  Alliance Entertainment Agreement
*10.4  Voting Trust Agreement for Bryan Eggers.
*10.5  Voting Trust Agreement for Joel Arberman
*10.6  L&R Holdings Consulting Agreement
10.7   Cadnetics
10.8   Eggers Employment Agreement
10.9   Arberman Employment Agreement
23.1  Consent of Expert
*24.1  Consent of Counsel
*Previously filed

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Articles of Incorporation and By-Laws.

Item 28. Undertakings.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

   To include any prospectus required by section I 0(a)(3) of the Securities Act of 1933;

   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Florida law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933,the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Stamford, State of Connecticut, on May 17, 1999.

CDbeat.com, Inc.


/s/ Joel Arberman
President, Treasurer, and Director

/s/ Joel Arberman
Chief Accounting Officer

/s/  Avi Kerbs
Director

 As filed with the SEC on May 17, 1999      SEC Registration No. 333-70663




                      SECURITIES AND EXCHANGE COMMISSION



                            WASHINGTON, D.C. 20549







                                   EXHIBITS

                                      TO

                                  AMENDMENT NO. 4
                               REGISTRATION STATEMENT

                                 ON FORM SB-2

                                     UNDER

                          THE SECURITIES ACT OF 1933








                               CDbeat.com, Inc.






(Consecutively numbered pages        through     of this Registration Statement)

                                 INDEX TO EXHIBITS

-----------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT               LOCATION
        NUMBER
-----------------------------------------------------------------------
         1.1          Subscription Agreement         This filing
                                                     page
-----------------------------------------------------------------------
         3.1          Articles of Incorporation       Previously Filed
-----------------------------------------------------------------------

         3.2          Bylaws                          Previously Filed
-----------------------------------------------------------------------
                      Rights and Preferences of
         4.1          Preferred Stock                 Previously
                                                      Filed
-----------------------------------------------------------------------

          5           Consent of WILLIAMS LAW GROUP,  Previously Filed
                      P.A.
-----------------------------------------------------------------------
                      Form of Employment Agreements
        10.1                                          Previously Filed
-----------------------------------------------------------------------
                                                      Previously Filed
        10.2          Stock Option Plan
-----------------------------------------------------------------------
        10.3          Alliance Entertainment          Previously Filed
                      Database license and consumer
                      direct fulfillment services
                      agreement
-----------------------------------------------------------------------
                                                      Previously Filed
        10.4          Voting Trust Agreement -
                      Eggers
-----------------------------------------------------------------------
        10.5                                          Previously Filed
                      Voting Trust Agreement -
                      Arberman
-----------------------------------------------------------------------
                                                      Previously Filed
        10.6          L&R Holdings Consulting
                      Agreement
-----------------------------------------------------------------------
                                                      This Filing
        10.7          Cadnetics Agreement             Page
-----------------------------------------------------------------------
        10.8          Eggers Employment Agreement     This Filing
                                                      Page
-----------------------------------------------------------------------
        10.9          Arberman Employment Agreement   This Filing
                                                      Page
-----------------------------------------------------------------------

         23           Consent of Beard, Nertney,      This Filing
                      Kingery, Crouse & Hohl, P.A.    Page
-----------------------------------------------------------------------

         24           Consent of WILLIAMS LAW GROUP, Previously Filed P.A.,
                                                       (See Exhibit 2)
-----------------------------------------------------------------------